SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                  FORM 8-K/A-2


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  August 9, 1996


                                   HCIA INC.
             (Exact name of registrant as specified in its charter)


         Maryland                        0-25378              52-1407998
(State or other jurisdiction of        (Commission         (I.R.S. Employer
incorporation)                         File Number)        Identification No.)


300 East Lombard Street, Baltimore, Maryland                     21202
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code:  (410) 895-7470


                                 Not applicable
         (Former name or former address, if changed since last report)

Item 5.  Other Events.


         LBA Health Care Acquisition. On August 9, 1996, the Company consummated the acquisition of LBA Health Care Management, Inc. ("LBA"), through the purchase of all of the capital stock of HealthVISION, Inc., LBA's parent company. The acquisition price was approximately $130 million, $100 million of which was paid in cash and $30 million of which was paid by
delivery of Company Common  Stock (492,961 shares).   Prior  to the consummation
of the LBA acquisition, all of the assets and liabilities of HealthVISION not associated with LBA were distributed to the former stockholders of HealthVISION. Eighty-six million dollars of the cash portion of the purchase price was provided by a $100 million loan facility which the Company obtained from a bank. The Company repaid the bank financing with a portion of the net proceeds of a public offering of its Common Stock.


         Second Quarter Results. On July 22, 1996 the Company announced results for the second quarter of 1996. See the press release attached hereto as Exhibit 99.


         Incorporation of Certain Information by Reference. Pursuant to Rule 411 of Regulation C under the Securities Act of 1933, as amended (the "Act"), the Registrant intends to incorporate by reference the financial statements included in Item 7 hereof in one or more registration statement(s) filed under the Act.

         Cautionary Statement Regarding Forward-Looking Statements. Except for the historical financial statements contained in the Company's press releases and annual and periodic reports filed with the Securities and Exchange Commission ("SEC"), the matters discussed in the press releases and reports may contain forward-looking statements. These statements are subject to risks and uncertainties, some of which are highlighted below, that could cause actual results to differ from those expected or predicted to occur. The Company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and this statement is intended to advise of the risks and uncertainties to which the predictive statements are subject.

                  Acquisitions. The Company has, in part, expanded its systems and products through the acquisition of health care information companies, product lines and data resources. The Company intends to continue the acquisition of methodology, analytical and technical resources that will further enhance and expand the Company's systems and products.




         Acquisitions involve numerous risks, including difficulties in the assimilation of operations and products, the ability to manage geographically remote units, the diversion of management's attention from other business concerns, the risks of entering markets in which the Company has limited or no direct expertise, the potential loss of key employees of the acquired companies and the incurrence of significant charges associated with the amortization of goodwill or other intangible assets, write-offs of acquired in-process research and development costs and/or future write-downs of the recorded values of assets acquired. There can be no assurance that any acquisition will result in long-term benefits to the Company or that management will be able to manage effectively the resulting business.


                  Management of Growth. The Company is currently experiencing a period of rapid growth and expansion which could place a significant strain on the Company's personnel and resources. The Company's growth has resulted in an increase in the level of responsibility for both existing and new management personnel. Many of the Company's management personnel have had limited or no experience in managing companies as large as the Company. The failure to manage growth effectively could adversely affect the Company's operating results.

                  Dependence on Key Personnel. The Company depends to a significant extent on key management, technical and marketing personnel. The Company's growth and future success will depend in large part on its ability to attract, motivate and retain highly qualified personnel, including management personnel of acquired companies.

Except for an agreement with George D. Pillari, its Chairman of the Board, President and Chief Executive Officer, the Company does not have employment agreements with any of its executive officers. The loss of key personnel or the inability to hire or retain qualified personnel could have a material adverse effect on the Company.

                  Variations in Quarterly Results. The Company has experienced and expects to continue to experience variations in quarterly results. Recent quarterly variations are primarily due to the effect of one-time charges related to acquired in-process research and development costs and the timing of contract executions. Quarterly results are also influenced by the timing of release of certain systems and products as a result of the annual release of certain external data sources. The Company's operating results for any particular quarterly or annual period may not be indicative of results for future periods.


                  Dependence on Intellectual Property Rights. The Company has made significant investments in the development and maintenance of its core collection of proprietary data standardization methodologies, value-added clinical measurement tools and technical resources. The Company relies largely on its license agreements with customers and its own security systems, confidentiality procedures and employee nondisclosure agreements to maintain the trade secrecy of its proprietary information. There can be no assurance that the legal protections and precautions taken by the Company will be adequate to prevent misappropriation of the Company's proprietary information. In addition, these protections do not prevent independent third-party development of functionally equivalent or superior systems, products or methodologies.

                  Competition. The health care information market is intensely competitive and rapidly changing. The Company competes for the sale of systems and products and the resulting access to data with different companies in each of its target markets. Competitors vary in size and in the scope and breadth of the products and services offered. Many of the Company's competitors have significantly greater financial, technical, product development and marketing resources than the Company. There can be no assurance that future competition, or any significant loss of access to data resulting therefrom, will not have a material adverse effect on the Company.

                  Major Customers. During 1994 and 1995, the Company's ten largest customers accounted for approximately 29% and 36%, respectively, of the Company's revenue. Many of the Company's contractual arrangements with its customers are subject to annual renewal. The loss of one or more of the Company's largest customers could have a material adverse effect on the Company.

                  Integrity and Reliability of Data. The Company's success depends significantly on the integrity of its data. Although the Company tests data for completeness and consistency, it does not conduct independent audits of the information provided by its customers. Moreover, there can be no assurance that such information is appropriate for comparative analysis in all cases or that the data bases accurately reflect general or specific trends in the health care market. If the information contained in the data were found, or were perceived, to be inaccurate, or if such information were generally perceived to be unreliable, the Company's business and operating results could be materially and adversely affected.

         Potential Cost of Performance Guarantees. As part of its value enhancement systems, LBA has guaranteed that each customer will achieve a cost savings identified as at least equal to the fees the customer pays for the system. To the extent such cost savings are not achieved, LBA may be subject to claims related to such guarantees. Although LBA has never incurred a claim under its guarantee, there can be no assurance that this will continue to be the case. Liabilities related to such claims could have a material adverse effect on the Company's business and operating results could be materially and adversely affected.

         Volatility of Stock Price. The stock market historically has experienced volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. The trading price of the Common Stock may be subject to significant fluctuations in response to variations in quarterly results of operations, announcements of acquisitions, new systems or products by the Company or its competitors, governmental regulatory action, other developments or disputes with respect to proprietary rights, general trends in the industry and overall market conditions, and other factors.

         Changes in the Health Care Industry. The health care industry is subject to changing political, economic and regulatory influences that may affect the procurement practices and operation of health care industry participants. During the past several years, the U.S. health care industry has been subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures. Various programs have been proposed to reform the U.S. health care system. Many of these programs contain proposals to increase governmental involvement in health care, lower reimbursement rates and otherwise change the operating environment for the Company's customers. Health care industry participants may react to these proposals and the uncertainty surrounding such proposals by curtailing or deferring investments, including those for the Company's systems and products. The Company cannot predict what impact, if any, such factors might have on its business, financial condition and results of operations. In addition, many health care providers are consolidating to create larger health care delivery enterprises with greater market power. As a result, the remaining enterprises could have greater bargaining power, which may lead to price erosion of the Company's systems and products.

         Government Regulation. The U.S. Food and Drug Administration (the "FDA") has promulgated a draft policy addressing the regulation of certain computer products as medical devices under the Federal Food, Drug, and Cosmetic Act. The FDA could determine in the future that certain applications of the Company's systems and products are clinical decision tools subject to FDA regulation as medical devices. In addition, the Company could become subject to future regulation of the manufacture and marketing of medical devices and health care software systems, or to legislation or regulation regarding the use of patient records or of access to health care data. Compliance with such legislation and regulation could be burdensome, time consuming and expensive. The Company cannot predict the effect of possible future legislation and regulation.

                              --------------------

         All statements made in press releases, in future filings by the Company with the SEC, and in oral statements made with the approval of an authorized executive officer are subject to the risks and uncertainties discussed above, which could cause actual results to differ materially from historical earnings or those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

Item 7.       Financial Statements and Exhibits.

              (a)  Financial Statements

                         INDEX TO FINANCIAL STATEMENTS


                                                                                                           Page
Financial Statements of Datis Corporation:
       Independent Auditors' Report................................................................         F-1
       Report of Independent Accountants...........................................................         F-2
       Balance Sheet (May 31, 1994, May 31, 1993 and March 31, 1993)...............................         F-3
       Statement of Operations (Year ended May 31, 1994, Two Months ended
           May 31, 1993 and Year ended  March 31, 1993)............................................         F-4
       Statement of Cash Flows (Year ended May 31, 1994, Two Months ended
           May 31, 1993 and Year ended March 31, 1993).............................................         F-5
       Statement of Shareholders' Deficit (Year ended May 31, 1994, Two Months
           ended May 31, 1993 and Year ended March 31, 1993).......................................         F-6
       Notes to Financial Statements...............................................................         F-7

Unaudited Financial Statements of Datis Corporation:
       Balance Sheet (March 31, 1995)..............................................................         F-17
       Statement of Operations (Ten Months ended March 31, 1994 and
           March 31, 1995).........................................................................         F-18
       Statement of Shareholders' Deficit (Ten Months ended March 31, 1995)........................         F-19
       Statement of Cash Flows (Ten Months ended March 31, 1994 and March 31, 1995)................         F-20
       Notes to Unaudited Financial Statements.....................................................         F-21

Financial Statements of William M. Mercer, Incorporated National Health Analysis
       Unit (CHAMP):
       Independent Auditors' Report................................................................         F-22
       Balance Sheets (December 31, 1994 and September 30, 1995)...................................         F-23
       Statements of Operations (Years ended December 31, 1993 and 1994 and the
           Nine Months ended September 30, 1995)...................................................         F-24
       Statements of Cash Flows (Years ended December 31, 1993 and 1994 and the
           Nine Months ended September 30, 1995)...................................................         F-25
       Notes to Financial Statements (December 31, 1993 and 1994 and
           September 30, 1995).....................................................................         F-26

Financial Statements of HealthVISION, Inc.:
       Report of Independent Auditors..............................................................         F-30
       Consolidated Balance Sheets (December 31, 1994 and 1995)....................................         F-31
       Consolidated Statements of Operations (Period from February 2, 1994 (Inception) through
           December 31, 1994 and the year ended December 31, 1995).................................         F-32
       Consolidated Statements of Changes in Stockholders' Equity
           (Period from February 2, 1994 (Inception) through December 31, 1994
           and the year ended December 31, 1995)...................................................         F-33
       Consolidated Statements of Cash Flows (Period from February 2, 1994 (Inception) through
           December 31, 1994, and the year ended December 31, 1995)................................         F-34
       Notes to Consolidated Financial Statements..................................................         F-35

Unaudited Financial Statements of HealthVISION, Inc:
       Consolidated Balance Sheets (December 31, 1995 and  June 30, 1996)..........................         F-50
       Consolidated Statements of Operations (Six Months ended
             June 30,  1995 and 1996)..............................................................         F-51
       Consolidated Statements of Changes in Stockholders' Equity
             (Period from February 12, 1994 (Inception) through  June 30, 1996)....................         F-52
       Consolidated Statements of Cash Flows (Six Months ended June 30, 1995
            and 1996)..............................................................................         F-53
       Notes to Financial Statements...............................................................         F-54

Financial Statements of LBA Health Care Management, Inc.:
       Report of Independent Auditors..............................................................         F-56
       Balance Sheets (December 31, 1994 and 1995).................................................         F-57
       Statements of Operations and Retained Earnings (Years Ended December 31, 1993 and 1994,
            Period from January 1, 1995 through September 27, 1995, and Period from
            September 28, 1995 through December 31, 1995)..........................................         F-58
       Statements of Cash Flows (Years Ended December 31, 1993 and 1994, Period from January 1,
            1995 through September 27, 1995, and Period from September 28, 1995 through
            December 31, 1995).....................................................................         F-59
       Notes to Financial Statements...............................................................         F-60

Unaudited Financial Statements of LBA Health Care Management, Inc.:
  Balance Sheet (December 31, 1995 and June 30, 1996)..............................................         F-67
  Statements of Operations and Retained Earnings (Six Months Ended June 30, 1995 and 1996).........         F-68
  Statements of Cash Flows (Six Months Ended June 30, 1995 and 1996)...............................         F-69
  Notes to Unaudited Financial Statements..........................................................         F-70
Pro Forma Financial Statements:
  Unaudited Pro Forma Financial Information........................................................         F-71
  Unaudited Pro Forma Balance Sheet (December 31, 1995)............................................         F-72
  Unaudited Pro Forma Balance Sheet (June 30, 1996)................................................         F-73
  Unaudited Pro Forma Statement of Operations (Year Ended December 31, 1995).......................         F-74
  Unaudited Pro Forma Statement of Operations (Six Months Ended June 30, 1996).....................         F-75
  Notes to Unaudited Pro Forma Financial Statements................................................         F-76

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Datis Corporation:


         We have audited the accompanying balance sheet of Datis Corporation as of March 31, 1993, and the related statements of operations, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Datis Corporation as of March 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                     KPMG PEAT MARWICK LLP


San Jose, California
June 17, 1993

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of
Datis Corporation


         In our opinion, the accompanying balance sheet and the related statements of operations, of cash flows and of shareholders' deficit present fairly, in all material respects, the financial position of Datis Corporation at May 31, 1994 and 1993, and the results of its operations and its cash flows for the year ended May 31, 1994 and the two months ended May 31, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

         As described in Note 11, in connection with the acquisition of the Company by HCIA Inc. in April 1995, the Company has modified its financial statement presentation to conform with the financial reporting requirements of the Securities and Exchange Commission.



PRICE WATERHOUSE LLP


San Jose, California
July 22, 1994, except as to Note 11
which is as of July 24, 1995

                               DATIS CORPORATION

                                 BALANCE SHEET

                                                                               May 31,         May 31,         March 31,
                                                                                1994            1993             1993
                                                                            -----------      -----------      ----------
                                                     ASSETS
Current assets:
   Cash and cash equivalents......................................        $    123,000     $     58,000      $   53,000
   Accounts receivable, net of allowance for doubtful
     accounts of $231,000, $343,000 and $185,000..................           2,172,000        1,951,000       3,407,000
   Income taxes receivable........................................             563,000               --              --
   Prepaid expenses and other.....................................              55,000           39,000          39,000
                                                                          ------------     ------------      ----------

     Total current assets.........................................           2,913,000        2,048,000       3,499,000
Property and equipment, net (Note 3)..............................           1,606,000        1,567,000       1,239,000
Other assets......................................................              49,000           49,000         119,000
                                                                          ------------     ------------      ----------

                                                                          $  4,568,000     $  3,664,000      $4,857,000
                                                                          ============     ============      ==========

              LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
                           AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Current portion of capital lease obligations (Note 6)..........         $   320,000     $    323,000      $  205,000
   Accounts payable...............................................             508,000          274,000         653,000
   Bank borrowings (Note 4).......................................             922,000          200,000              --
   Accrued liabilities (Note 3)...................................           1,802,000        1,781,000       2,427,000
   Current portion of long-term debt (Note 5).....................             118,000           79,000          67,000
                                                                           -----------     ------------       ---------
     Total current liabilities....................................           3,670,000        2,657,000       3,352,000
Capital lease obligations, net of current portion (Note 6)........             230,000          288,000         113,000
Long-term debt, net of current portion (Note 5)...................             279,000          197,000         213,000
Other liabilities.................................................              32,000           43,000          39,000
                                                                           -----------     ------------       ---------
     Total liabilities............................................           4,211,000        3,185,000       3,717,000
                                                                           -----------     ------------      ----------
Commitments (Note 6)
Redeemable convertible preferred stock (Note 8):
   Series A, no par value, 1,500,000 shares authorized,
     1,285,716, 1,285,716, and 1,285,716 shares issued and
     outstanding..................................................             872,000          872,000         872,000
   Series B, no par value, 1,000,000 shares authorized,
     425,000, 425,000 and 425,000 shares issued and
     outstanding..................................................             507,000          507,000         507,000
                                                                           -----------     ------------      ----------
     Total redeemable convertible preferred stock.................           1,379,000        1,379,000       1,379,000
                                                                           -----------     ------------      ----------
Shareholders' deficit:
   Common stock, no par value, 10,000,000 shares
     authorized, 1,029,797, 1,003,097, and 1,003,097 shares
     issued and outstanding (Note 9)..............................             241,000          224,000         224,000
   Accumulated deficit............................................          (1,223,000)      (1,084,000)       (423,000)
   Notes receivable from shareholders.............................             (40,000)         (40,000)        (40,000)
                                                                           -----------     ------------      ----------
     Total shareholders' deficit..................................          (1,022,000)        (900,000)       (239,000)
                                                                           -----------     ------------      ----------
                                                                           $ 4,568,000     $  3,664,000      $4,857,000
                                                                           ===========     ============      ==========

   The accompanying notes are an integral part of these financial statements.

                               DATIS CORPORATION

                            STATEMENT OF OPERATIONS

                                                                             Year ended        Two Months          Year ended
                                                                               May 31,        ended May 31,         March 31,
                                                                                1994              1993                1993
                                                                            ------------      ------------         -----------
Net revenues:
   Basic reports.....................................................        $ 6,070,000        $  247,000         $ 6,252,000
   Special reports...................................................          2,920,000           182,000           2,570,000
                                                                             -----------        ----------         -----------

                                                                               8,990,000           429,000           8,822,000
                                                                             -----------        ----------         -----------
     Total net revenues..............................................

Operating expenses:
   Cost of revenues..................................................          3,639,000           513,000           2,708,000
   Selling and marketing.............................................          3,435,000           353,000           3,047,000
   General and administrative........................................          1,383,000           451,000           1,071,000
   Research and development..........................................            576,000            95,000             562,000
                                                                             -----------        ----------         -----------

     Total operating expenses........................................          9,033,000         1,412,000           7,388,000
                                                                             -----------        ----------         -----------

Income (loss)from operations.........................................            (43,000)         (983,000)          1,434,000
Interest expense.....................................................            189,000            24,000             128,000
                                                                             -----------        ----------         -----------

Income (loss) before income taxes....................................           (232,000)       (1,007,000)          1,306,000
Income tax provision (benefit) (Note 7)..............................            (93,000)         (320,000)            515,000
                                                                             -----------        ----------         -----------

Income (loss) before extraordinary  credit and  cumulative  effect of
   change in accounting principle....................................           (139,000)         (687,000)            791,000
Extraordinary credit - utilization of net operating loss
   carryforwards.....................................................                 --                --              41,000
                                                                             -----------        ----------         -----------
Income (loss) before cumulative effect of change in method of
   accounting for income taxes.......................................           (139,000)         (687,000)            832,000
Cumulative effect of change in method of accounting for income
   taxes.............................................................                 --           (26,000)                 --
                                                                             -----------        ----------         -----------
                                                                                      --
Net income (loss)....................................................        $  (139,000)       $ (661,000)        $   832,000
                                                                             ===========        ==========         ===========


   The accompanying notes are an integral part of these financial statements.

                               DATIS CORPORATION
                            STATEMENT OF CASH FLOWS

                                                                           Year ended      Two Months ended   Year ended
                                                                             May 31,            May 31,        March 31,
                                                                              1994               1993            1993
                                                                          ------------      --------------  ------------
Net income (loss)....................................................     $  (139,000)       $  (661,000)   $    832,000
Adjustments to reconcile net income (loss) to net cash provided
   (used) by operating activities:
   Depreciation and amortization.....................................         620,000            102,000         331,000
   Loss on sale of property and equipment............................           7,000                 --              --
   Change in assets and liabilities:
     Accounts receivable.............................................        (221,000)         1,456,000      (1,793,000)
     Income taxes receivable.........................................        (563,000)                --              --
     Prepaid expenses and other......................................         (16,000)                --          (1,000)
     Other assets....................................................              --            (17,000)        (18,000)
     Deferred income taxes...........................................              --             94,000         (51,000)
     Accounts payable and accrued expenses...........................         222,000           (724,000)        579,000
     Deferred revenue................................................         104,000            139,000         441,000
     Income taxes payable............................................         (71,000)          (440,000)        322,000
     Other liabilities...............................................         (11,000)            (3,000)        (13,000)
                                                                          -----------        -----------    ------------


       Net cash provided (used) by operating activities..............         (68,000)           (54,000)        629,000
                                                                          -----------        -----------    ------------
   Cash flows from investing activities:
     Purchases of property and equipment.............................        (336,000)           (70,000)       (557,000)
     Proceeds from the sale of property and equipment................           4,000                 --              --
                                                                          -----------        ------------   ------------

       Net cash used by investing activities.........................        (332,000)           (70,000)       (557,000)
                                                                          -----------        -----------    ------------

   Cash flows from financing activities:
     Borrowings under revolving line of credit.......................         722,000            200,000              --
     Proceeds from issuance of long-term debt........................         297,000                 --              --
     Principal payments on capital lease obligations.................        (395,000)           (67,000)       (166,000)
     Repayment of long-term debt.....................................        (176,000)            (4,000)        (96,000)
     Issuance of common stock, net...................................          17,000                 --          29,000
     Payment of note receivable from shareholders....................              --                 --           6,000
                                                                          -----------        -----------    ------------


       Net cash provided (used) by financing activities..............         465,000            129,000        (227,000)
                                                                          -----------        -----------    ------------

Net increase (decrease) in cash and cash equivalents.................          65,000              5,000        (155,000)
Cash and cash equivalents at beginning of period.....................          58,000             53,000         208,000
                                                                          -----------        -----------    ------------
Cash and cash equivalents at end of period...........................     $   123,000        $    58,000    $     53,000
                                                                          ===========        ===========    ============
Supplemental  disclosures of cash flow information:
   Cash paid during the period for:
     Interest........................................................       $ 197,000           $ 20,000        $ 97,000
     Income taxes....................................................         116,000                 --         243,000
   Noncash investing and financing activities:
     Equipment acquired under capital leases.........................         334,000            360,000         132,000
     Conversion of convertible subordinated debentures to
       common stock..................................................              --                 --          20,000

   The accompanying notes are an integral part of these financial statements.

                               DATIS CORPORATION

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                                                Common Stock                             Notes Receivable         Total
                                                ------------            Accumulated            from            Shareholders'
                                            Shares      Amount            Deficit          Shareholders          Deficit
                                            -------     --------       ------------      ----------------      -------------
Balance at March 31, 1992...............    954,097     $176,000       $(1,255,000)         $(46,000)          $(1,125,000)
Net income.............................          --           --           832,000                --               832,000
Conversion of subordinated debentures
   to common stock.....................      20,000       20,000                --                --                20,000
Exercise of stock options..............      29,000       28,000                --                --                28,000
Payment of Note Receivable.............          --           --                --             6,000                 6,000
                                          ---------     --------       -----------          --------           -----------
Balance at March 31, 1993..............   1,003,097      224,000          (423,000)          (40,000)             (239,000)
Net loss...............................          --           --          (661,000)               --              (661,000)
                                          ---------     --------       -----------          --------           -----------
Balance at May 31, 1993................   1,003,097      224,000        (1,084,000)          (40,000)             (900,000)
Net loss...............................          --           --          (139,000)               --              (139,000)
Issuance of common stock...............      27,300       21,000                --                --                21,000
Repurchase of common stock.............        (600)      (4,000)               --                --                (4,000)
                                          ---------     --------       -----------          --------           -----------
Balance at May 31, 1994................   1,029,797     $241,000       $(1,223,000)         $(40,000)          $(1,022,000)
                                          =========     ========       ===========          ========           ===========

   The accompanying notes are an integral part of these financial statements.

                                      F-6



                               DATIS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS

1.    The Company

         Datis Corporation (the "Company") provides customized and syndicated research in the form of reports and data bases for hospital associations and business coalitions throughout the United States using patient case abstracts provided by participating hospitals and other available information.
Such reports are used by hospital management to help make decisions involving hospital operations, financial and strategic planning marketing, and regulatory reporting. The Company changed its fiscal year end from March 31 to May 31, effective April 1, 1993.

         The Company enters into contracts with individual client hospitals through state hospital associations. For the year ended May 31, 1994, four state hospital associations and their affiliated hospitals accounted for approximately 16%, 13%, 12% and 12% of the Company's total revenues. For the year ended March 31, 1993, five associations accounted for approximately
17%, 14%, 13%, 13% and 11% of total revenues.

2.    Significant Accounting Policies

      Property and equipment

         Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years. Computer equipment under capital leases is amortized over the shorter of the lease term or the estimated useful lives of the equipment. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the improvements.

      Revenue recognition

         Revenue is recognized at the culmination of the earnings process when the data collection and editing process has been completed. Costs incurred subsequent to the completion of the earnings process and prior to delivery of the product to the customer are accrued at the time of revenue recognition. Such costs relate primarily to printing and fulfillment and are not significant in relation to the overall product costs. Cash collections made prior to the completion of specific reports are presented as deferred revenue in the accompanying balance sheet.

      Income taxes

         Effective April 1, 1993, income taxes are computed under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income
Taxes" ("FAS 109"). Current income tax expense or benefit represents the amount of income taxes expected to be payable or refundable for the current period. A deferred income tax liability or asset, net of valuation allowance, is established for the expected future consequences resulting from the difference


                                      F-7


between the financial reporting and income tax bases of assets and liabilities and from net operating loss and tax credit carryforwards. Deferred income tax expense or benefit represents the net change during the period in the deferred income tax liability or asset. During fiscal 1993 deferred income taxes were computed under the provisions of Accounting Principles Board Opinion No. 11.

     Cash equivalents

         The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

     Concentration of credit risk

          The majority of the Company's accounts receivable are from hospitals throughout the United States with credit terms of generally 30 days and which are not collateralized. The Company maintains adequate reserves for potential credit losses and such losses, which have been minimal, have been within management estimates.

     Research and development

          Research and development costs are experienced as incurred.

      Reclassifications

          The  Company's  previously  issued  fiscal 1993  financial  statements presented  its  operating  expenses  under the  following  captions:  personnel, office,  travel and meeting,  purchased  services,  data  processing,  and other operating.  Subsequent to the issuance of the fiscal 1993 financial  statements, the Company determined that the presentation of its operating expenses under the following  captions  would be more  meaningful  and in accordance  with industry practice: cost of revenues,  selling and marketing,  general and administrative, and research and development.  Accordingly,  the fiscal 1993 operating  expenses
have  been   reclassified   to  conform  to  the  current   presentation.   Such
reclassification  had no effect on total  revenues,  total  operating  expenses, operating income or net income.


                                      F-8



3.        Balance Sheet Components

Property and equipment:


                                                                    May 31,          May 31,       March 31,
                                                                     1994             1993           1993
                                                                  ----------      -----------    ------------
Computer and office equipment........................            $ 2,628,000      $ 2,069,000    $  1,681,000
Furniture and fixtures...............................                464,000          385,000         358,000
Leasehold improvements...............................                211,000          206,000         191,000
                                                                 -----------      -----------       ---------
                                                                   3,303,000        2,660,000       2,230,000
Less accumulated depreciation and amortization.......             (1,697,000)      (1,093,000)       (991,000)
                                                                 -----------      -----------       ---------

                                                                  $1,606,000       $1,567,000      $1,239,000
                                                                  ==========       ==========      ==========

Included in the table above are property and equipment acquired under capital leases as follows:


                                                                    May 31,           May 31,        March 31,
                                                                     1994              1993            1993
                                                                  ----------        ----------      ----------
Computer and office equipment........................             $1,320,000        $  986,000      $  626,000
Furniture and fixtures...............................                 58,000            58,000          58,000
                                                                  ----------        ----------      ----------
                                                                   1,378,000         1,044,000         684,000
Less accumulated amortization........................               (792,000)         (461,000)       (399,000)
                                                                  ----------        ----------      ----------
                                                                  $  586,000        $  583,000      $  285,000
                                                                  ==========        ==========      ==========
Accrued liabilities:

                                                                    May 31,           May 31,        March 31,
                                                                     1994              1993            1993
                                                                  ----------        ----------      ----------

Salaries and commissions.............................             $  631,000        $  545,000      $  891,000
Deferred revenue.....................................              1,016,000           912,000         773,000
Income taxes payable.................................                     --            71,000         511,000
Other................................................                155,000           253,000         252,000
                                                                  ----------         ---------      ----------
                                                                  $1,802,000        $1,781,000      $2,427,000
                                                                  ==========        ==========      ==========

4.       Bank Borrowings

         The Company has a revolving line of credit arrangement with a bank. The arrangement, which allows for up to $1,000,000 to be drawn (based on 75% of eligible accounts receivable), is secured by certain assets of the Company, and bears interest at prime plus 2.5% (9.75%, 9.0% and 9.0% at May 31, 1994, 1993 and March 31, 1993, respectively). This arrangement also allows for additional sub-facility borrowings of up to $250,000 in excess of the qualifying accounts receivable collateral base; however, total borrowings cannot exceed $1,000,000. Upon receipt of the Company's 1994 income tax refund, this sub-facility will be deleted in its entirety. Under the credit arrangement, the Company must maintain specified financial ratios on a monthly basis. The line of credit is payable upon demand and expires September 30, 1994. The credit arrangement also has a sublimit of $150,000 for the issuance of letters of credit, of which $32,000 was outstanding in connection with the guaranty of certain operating lease commitments at May 31, 1994. The Company had total outstanding borrowings of $922,000 under the credit arrangement at May 31,1994.

5.       Long-term Debt

         The Company has outstanding a series of subordinated notes which originated in 1990 and 1991 and mature in fiscal 1995 and 1996. The notes bear interest at the rate of 10% per annum and provide holders the option to receive the Company's services in lieu of principal and interest payments. For the years ended May 31, 1994 and March 31, 1993, approximately $147,000 and $77,000, respectively, in subordinated debt principal and related interest were exchanged for services.

         Revenues include billings to hospitals who are holders of subordinated notes of the Company in the amounts of $243,000, $2,000 and $365,000 for the periods ended May 31,1994, May 31, 1993 and March 31, 1993, respectively.

         At May 31, 1994, the Company had three secured notes totaling $268,000. These notes, which are secured by specific furniture and equipment, bear interest at rates ranging from 9.99% to 11.25% and mature between 1996 and 1998.


Aggregate maturities of long-term debt at May 31, 1994 are as follows:

         Year ending May 31,
             1995................................................     $118,000
             1996................................................      164,000
             1997................................................       67,000
             1998................................................       28,000
             1999 and thereafter.................................       20,000
                                                                      --------
                                                                      $397,000
                                                                      ========

6.       Leases

         The Company leases certain computer and office equipment, furniture and office space under noncancelable capital and operating leases which expire in various years through 1999.

         A schedule of future minimum noncancelable lease payments is as follows:

                                                                            Capital         Operating
          Year ending May 31,                                                Leases           Leases
                                                                            --------        ---------
          1995.........................................................     $358,000         $508,000
          1996.........................................................      213,000          548,000
          1997.........................................................       29,000          540,000
          1998.........................................................           --          289,000
          1999 and thereafter..........................................           --          106,000
                                                                            --------          -------
          Total minimum lease payments.................................      600,000       $1,991,000
                                                                                           ==========

          Less amount representing interest............................      (50,000)
                                                                            --------
          Present value of future minimum lease payments...............      550,000
          Less current portion.........................................     (320,000)
                                                                           ----------
                                                                           $ 230,000
                                                                           ==========



         Rent expenses on the office lease is recognized on the straight-line basis over the lease term to properly reflect certain escalation clauses. Total rent expense under operating leases was approximately $414,000, $57,000 and $309,000 for the periods ended May 31, 1994 and 1993 and March 31, 1993, respectively.


7.       Income Taxes

         The income tax provision (benefit) comprises the following:



                                                                        Year          Two Months          Year
                                                                        ended           ended             ended
                                                                       May 31,         May 31,           March 31,
                                                                        1994             1993              1993
                                                                     ----------       ----------        ---------
Current:
  Federal.....................................................         $(93,000)       $(440,000)         $455,000
  State.......................................................               --               --           111,000
                                                                    -----------        ---------          --------
                                                                        (93,000)        (440,000)          566,000
                                                                                              --
Deferred:
  Federal.....................................................               --          120,000           (44,000)
  State.......................................................               --               --            (7,000)
                                                                    -----------        ---------          --------
                                                                             --          120,000           (51,000)
                                                                    -----------        ---------          --------
                                                                       $(93,000)       $(320,000)         $515,000
                                                                    ===========        =========          ========
Utilization of net operating loss carryforwards...............      $        --        $      --          $(41,000)
                                                                    ===========        =========          ========

The significant components of deferred income taxes are as follows:


                                                                             May 31,           May 31,          April 1,
                                                                              1994              1993             1993
                                                                           ----------        ----------       --------
Deferred tax liabilities:
     Depreciation....................................................      $   42,000     $    22,000        $      --
                                                                           ----------     -----------        ---------
                                                                               42,000          22,000               --
                                                                           ----------     -----------        ---------
Deferred tax assets:
     Depreciation....................................................              --              --          (10,000)
     Accrued liabilities and reserves not
       currently deductible..........................................        (139,000)       (174,000)        (110,000)
     Net operating loss carryforwards................................        (210,000)       (360,000)        (360,000)
                                                                           -----------    -----------        ---------
                                                                             (349,000)       (534,000)        (480,000)
                                                                           -----------    -----------        ---------
                                                                             (307,000)       (512,000)        (480,000)
Less valuation allowance.............................................         307,000         512,000          360,000
                                                                           ----------     -----------        ---------
Net deferred tax assets..............................................      $       --     $        --        $ 120,000
                                                                           ==========     ===========        =========

       Upon adoption of FAS 109 at April 1, 1993, the Company had $480,000 of net deferred tax assets. At that time, management believed it was more likely than not that approximately $120,000 of such assets were realizable based on projected future operating results. Due to the Company's operating results in the two months ended May 31, 1993 and fiscal 1994, management concluded it was more likely than not that such assets were not realizable and, therefore, a full valuation allowance was provided.

       The components of the deferred income tax provision (benefit) are as follows:

                                                                   Year ended
                                                                  March 31, 1993
                                                                  --------------
Leases..........................................................   $   51,000
Accrued liabilities and reserves not currently deductible.......      (60,000)
Depreciation....................................................      (39,000)
Other...........................................................       (3,000)
                                                                       ------
                                                                   $  (51,000)
                                                                       ======

         The effective tax rates differ from the federal statutory rates by applying the applicable federal statutory income tax rate to pretax income as follows:


                                                                         May 31,         May 31,         March 31,
                                                                          1994            1993             1993
                                                                       ----------      ----------       ----------
Federal statutory rate..........................................          (34)%           (34)%             34%
State taxes, net of federal benefit.............................           --              --                5
Change in valuation allowance...................................           (6)              4               --
Alternative minimum tax effect and other........................           --              (2)              --
                                                                          (40)%           (32)%             39%
                                                                          =====           =====             ===

         At  May  31,  1994,   the  Company  had  federal  net  operating   loss
carryforwards of approximately $600,000 which expire between 2001 and 2009.

         As a result of an "ownership change," as defined under Internal Revenue Code Section 382, which occurred in April 1988, the utilization of approximately $400,000 of federal net operating loss carryforwards is subject to an annual limitation of approximately $40,000. Due to a change in the Company's tax year end, as defined under Revenue Procedure 84-34, which occurred at March 31, 1991, the utilization of approximately $200,000 of federal net operating loss carryforwards is subject to an annual limitation of approximately $70,000.

8.       Redeemable Convertible Preferred Stock

         Through May 31, 1994, the Company authorized 2,500,000 shares of preferred stock of which 1,500,000 shares were designated Series A and 1,000,000 shares were designated Series B. At May 31, 1994 and May 31, 1993, and at March 31, 1993, 1,285,716 shares of Series A and 425,000 shares of Series B redeemable convertible preferred stock were issued and outstanding.

         The rights, preferences, privileges, and restrictions relating to the Series A and B redeemable convertible preferred stocks are as follows:

(bullet) Commencing   on   March  31,  1994  and  on  each  of  the  next  three
         anniversaries (the "Scheduled Redemption Dates"), upon receipt of a written request received from holders of two-thirds of the Series A and Series B redeemable convertible preferred stock, the Company will redeem 25% per year of the outstanding shares, at a rate of $.70 per share for Series A and $1.20 per share for Series B (the "Redemption Price").

(bullet) At the shareholders' option, each share of Series A and B redeemable convertible preferred stock is convertible into one share of common stock, subject to certain antidilution provisions, at any time after issuance and on or prior to the fifth day prior to any redemption date. Shares of common stock reserved for conversion of the Series A and B stock total

         1,500,000 and 1,000,000, respectively. The preferred shares are automatically converted in the event of an initial public offering with minimum proceeds of $3,000,000 and an offering price of at least $1.40 per share.

(bullet) Holders are entitled to a  preferential  cash  dividend at  the rate of
         $.07 per share for Series A and $.12 per share for Series B per year, as declared by the Board of Directors. Holders are also entitled to proportional cash or stock dividends as, and if, paid to common shareholders. The rights to cash dividends are noncumulative until December 30, 1994.

(bullet) Each holder is entitled to the number of votes  equal  to the number of
         shares  of  common  stock  into   which   shares  of  Series  A  and  B
         redeemable convertible preferred stock could be converted. Voting rights and powers are equal to the voting rights and powers of common stock.

(bullet) In the event of liquidation, the holders are entitled to receive distributions, in the amount of $.70 per share for Series A and $1.20 per share for Series B, plus all declared and cumulative dividends.

(bullet) In the event of an acquisition of the Company or a sale of all or substantially all the Company's assets, the holders shall be paid for $.70 per share for Series A and $1.20 per share for Series B in cash or in securities of the acquiring corporation.

9.      Common Stock

         During 1986, the Company adopted an employee stock purchase plan and reserved 200,000 shares of common stock for sale and issuance to employees, directors, officers, and consultants of the Company at prices not less than the current estimated fair value of the shares, as determined by the Board of Directors, at the date of grant.

         During 1988, the Company adopted the 1988 Stock Option Plan (the "Plan") and reserved 500,000 shares of common stock for sale and issuance to employees, directors, officers, and consultants. On April 27, 1993, the number of shares of common stock reserved for sale under the Plan was increased to 750,000. Under the Plan, the Company may grant either nonstatutory stock options or incentive stock options. Incentive stock options are granted to employees, directors, or officers at prices not less than the estimated fair value of the Company's common stock, as determined by the Board of Directors, on the grant date. Nonstatutory stock options are granted to employees, directors, officers, or consultants at prices not less than 85% of the estimated fair value of the Company's common stock. Options vest 20% each year over five years, provided that such person is still employed by the Company.

         Activity under the Plan is summarized as follows:


                                                                   Shares            Outstanding         Options
                                                                  Available           Number of         Exercise
                                                                  for Grant            Shares             Price
                                                                  ---------          -----------      ------------

Balance at March 31, 1992..............................            218,400            278,200         $ 0.40-$1.00
Granted................................................           (207,650)           207,650         $ 1.00-$4.00
Canceled...............................................             35,500            (35,500)        $ 1.00-$2.00
Exercised..............................................                 --            (29,000)        $ 0.45-$1.00
                                                                  --------            -------
Balance at March 31, 1993..............................             46,250            421,350         $ 0.40-$4.00
Additional shares reserved.............................            250,000                 --                   --
Granted................................................             (5,700)             5,700         $       4.00
                                                                     2,700             (2,700)        $ 0.45-$2.00
                                                                  --------            -------

Balance at May 31, 1993................................            293,250            424,350         $ 0.40-$4.00
Granted................................................           (112,600)           112,600         $ 2.00-$8.00
Canceled...............................................             48,120            (48,120)        $ 0.45-$8.00
                                                                        --            (27,300)        $ 0.40-$8.00
                                                                  --------            -------
Balance at May 31, 1994................................            228,770            461,530         $ 0.40-$8.00
                                                                 =========            =======

Exercisable at May 31, 1994............................                               204,040         $ 0.40-$8.00


10.      Subsequent Events

         On June 10, 1994, the Board authorized an offer to individuals who had previously received options at exercise prices of $4.00 and $8.00 per share the right to exchange those options for new options at an exercise price of $2.00 per share. Holders of options for approximately 138,550 shares are expected to exchange existing options for the new grants at $2.00 per share.

         In July 1994, the Company borrowed $55,000 from a shareholder under a Promissory Note Agreement. The Note bears interest at 9.5% with principal and interest due on September 15, 1994. In a separate transaction, the Company received $200,000 from nine other shareholders under a $500,000 Loan and Warrant Agreement. Effective July 28, 1994, the nine Convertible Promissory Notes bear an interest rate of 9%. The principal and accrued interest is due and payable upon demand at any time after January 27, 1995, unless otherwise earlier converted into equity securities as set forth in the Loan and Warrant Agreements.

         In August 1994, the Texas Hospital Association and the Louisiana Hospital Association advised the Company that they were terminating their Association Agreements effective

December 31, 1994. The Texas program will be open to bidding by prospective vendors for the period beginning January 1, 1995 and the Company has been invited to submit a bid. For the year ended May 31, 1994, approximately 19% of the Company's revenues came from affiliated hospitals under these agreements.

11.      Subsequent Event (Unaudited)

         On April 11, 1994, the Company agreed to be acquired by HCIA Inc. ("HCIA") for approximately $14.25 million in cash. The acquisition was effected through an Agreement and Plan of Reorganization (the "Agreement") whereby a subsidiary of HCIA merged into Datis. Pursuant to the Agreement, each share of Datis Capital Stock was converted to the right to receive cash equal to the quotient obtained by dividing (a) the sum of cash purchase price and the aggregate exercise price of all options to purchase Datis common stock which are exercised between the date of the Agreement and the effective date of the merger and (b) the total number of shares of Datis Capital Stock outstanding on the effective date of the Merger. The acquisition was completed on April 28, 1995.

         In connection with its acquisition by HCIA, the Company has modified its financial statements to conform with the financial reporting requirements of the Securities and Exchange Commission. In addition to including expanded footnote disclosures, the Company has classified its redeemable preferred stock in the accompanying balance sheet outside shareholders' deficit. In the Company's previously-issued financial statements, the Company classified its redeemable preferred stock as a component of shareholders' equity, which is an acceptable presentation for a non-public entity. This reclassification has no effect on the Company's previously-reported operations or net income.

                               DATIS CORPORATION
                                 BALANCE SHEET
                                 March 31, 1995
                                 (in thousands)
                                  (Unaudited)
                                     ASSETS

Current assets:
     Cash and cash equivalents.......................................................        $    350
     Accounts receivable, net........................................................           1,036
     Prepaid expenses and other......................................................              65
                                                                                             --------
        Total current assets.........................................................           1,451

Property and equipment, net..........................................................           1,400
Other assets.........................................................................              36
                                                                                             --------

        Total assets.................................................................          $2,887
                                                                                             ========

                                LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                             AND SHAREHOLDERS' DEFICIT

Current liabilities:
     Current portion of capital lease obligations....................................        $    282
     Accounts payable and accrued expenses...........................................             944
     Bank borrowings.................................................................             400
     Deferred revenue................................................................           1,066
     Current portion of long-term debt...............................................             133
     Notes payable to shareholders...................................................             500
                                                                                             --------

     Total current liabilities.......................................................           3,325

Capital lease obligations, net of current portion....................................             128
Long-term debt, net of current portion...............................................             162
Other liabilities....................................................................              23
                                                                                             --------

       Total liabilities.............................................................           3,638
                                                                                             --------

Redeemable convertible preferred stock:
   Series A..........................................................................             872
   Series B..........................................................................             507
                                                                                             --------

       Total redeemable convertible preferred stock..................................           1,379
                                                                                             --------

Shareholders' deficit:
     Common Stock....................................................................             241
     Accumulated deficit.............................................................          (2,371)
                                                                                              -------
       Total shareholders' deficit...................................................          (2,130)
       Total liabilities, redeemable convertible preferred stock                              -------
         and shareholders' deficit...................................................         $ 2,887
                                                                                              =======


                See accompanying notes to financial statements.

                               DATIS CORPORATION
                            STATEMENT OF OPERATIONS
                    Ten Months ended March 31, 1994 and 1995
                                 (in thousands)
                                  (Unaudited)

                                                                             1994           1995
                                                                             ----           ----
Net revenues:
     Basic reports......................................................   $4,898       $  4,559
     Special reports....................................................    2,280          1,898
                                                                           ------       --------

       Total net revenues...............................................    7,178          6,457
                                                                           ------       --------
Operating expenses:
     Cost of revenues...................................................    3,007          3,292
     Selling and marketing..............................................    2,732          2,470
     General and administrative.........................................    1,228          1,305
     Research and development...........................................      491            404
                                                                           ------       --------

       Total operating expenses.........................................    7,458          7,471
                                                                           ------       --------

Loss from operations....................................................     (280)        (1,014)
Interest expense, net...................................................      129            134
                                                                           ------       --------

Loss before income taxes................................................     (409)        (1,148)
Income tax benefit......................................................     (163)            --
                                                                           ------       --------

Net loss                                                                   $ (246)      $ (1,148)
                                                                           ======       ========

                See accompanying notes to financial statements.

                               DATIS CORPORATION
                       STATEMENT OF SHAREHOLDERS' DEFICIT
                        Ten Months ended March 31, 1995
                                 (in thousands)
                                  (Unaudited)

                                                                                      Notes
                                                                                    Receivable           Total
                                            Common Stock         Accumulated          from           Shareholder's
                                         Shares      Amount         Deficit        Shareholders         Deficit
                                         ------     -------      -----------       ------------      -------------

Balance June 1, 1994...............       1,030       $241         $(1,223)           $(40)            $(1,022)
Payment of Note Receivable.........          --         --              --              40                  40
Net loss...........................          --         --          (1,148)             --              (1,148)
                                          -----       ----         -------            ----             -------
Balance March 31, 1995.............       1,030       $241         $(2,371)             --             $(2,130)
                                          =====       ====         =======            ====             =======



                See accompanying notes to financial statements.

                               DATIS CORPORATION
                            STATEMENTS OF CASH FLOWS
                    Ten months ended March 31, 1994 and 1995
                                 (in thousands)
                                  (Unaudited)

                                                                                                   1994        1995
                                                                                                 -------   --------
Net loss................................................................................         $ (246)    $(1,148)
Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization........................................................            495         543
Change in operating assets and liabilities:
   Accounts receivable..................................................................            540       1,136
   Income taxes receivable..............................................................           (621)        569
   Prepaid expenses and other...........................................................            (58)         (9)
   Other assets.........................................................................            (86)         13
   Accounts payable and accrued expenses................................................            (45)       (351)
   Deferred revenue.....................................................................             41          51
                                                                                                 ------    --------

Net cash provided by operating activities...............................................             20         804
                                                                                                 ------    --------

Cash flows from investing activities:
   Purchases of property and equipment..................................................           (266)       (179)
                                                                                                 ------    --------
Cash flows from financing activities:
   Borrowings (repayments) under line of credit.........................................            550        (522)
   Borrowings from shareholders.........................................................             --         500
   Proceeds from issuance of long-term debt.............................................            212          --
   Repayment of long-term debt..........................................................            (59)       (112)
   Principal payments on capital lease obligations......................................           (327)       (298)
   Issuance of common stock.............................................................             21          34
                                                                                                 ------    --------
Net cash provided (used) by financing activities........................................            397        (398)
                                                                                                 ------    --------
Net increase in cash and cash equivalents...............................................            151         227
Cash and cash equivalents at beginning of period........................................             58         123
                                                                                                 ------    --------
Cash and cash equivalents at end of period..............................................          $ 209     $   350
                                                                                                 ======    ========

                See accompanying notes to financial statements.

                               DATIS CORPORATION
                         NOTES TO FINANCIAL STATEMENTS
                                 March 31, 1995
                                  (Unaudited)


(1)      Basis of Presentation

         The accompanying unaudited interim financial statements of Datis have been prepared on the basis of generally accepted accounting principles. In the opinion of management, these statements reflect all adjustments, consisting only of normal, recurring adjustments, necessary for a fair presentation of Datis' financial condition, results of operations and cash flows for the periods presented. The results of operations for the ten months ended March 31, 1995 may not be indicative of the results that may be expected for the full year ending May 31, 1995. These financial statements and notes should be read in conjunction with the financial statements and notes included elsewhere herein.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors
William M. Mercer, Incorporated:


         We have audited the accompanying balance sheet of William M. Mercer, Incorporated National Health Analysis Unit (the Unit) as of December 31, 1994 and September 30, 1995, and the related statements of operations and cash flows for the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995. These financial statements are the responsibility of the Unit's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of William M. Mercer, Incorporated National Health Analysis Unit as of December 31, 1994 and September 30, 1995, and the results of its operations and its cash flows for the years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995 in conformity with generally accepted accounting principles.

         As described in note 5, the operations and certain assets of the Unit were sold to HCIA Inc. pursuant to an asset purchase agreement dated November 8, 1995.



                                                     KPMG PEAT MARWICK LLP


Baltimore, Maryland
January 30, 1996

                        WILLIAM M. MERCER, INCORPORATED
                         NATIONAL HEALTH ANALYSIS UNIT

                                 BALANCE SHEETS

                    December 31, 1994 and September 30, 1995

                                                                                   December 31,   September 30,
                                                                                      1994             1995
                                                                                   ------------   -------------
                                    ASSETS
Current assets:
  Accounts receivable, net of allowance for doubtful
       accounts of $199,417 in 1994 and $295,663 in 1995...............              $876,241       $778,940
  Prepaid expenses and other assets, net...............................               106,818         96,766
                                                                                     --------       --------

Total current assets...................................................               983,059        875,706
Furniture and equipment, net...........................................                 1,400          8,000
                                                                                     --------       --------

Total assets...........................................................              $984,459       $883,706
                                                                                     ========       ========

                                 LIABILITIES

Current liabilities:
  Accrued salaries and wages...........................................              $144,500       $176,000
  Accrued expenses.....................................................               120,600        122,000
  Amount payable to other divisions....................................               719,359        585,706
                                                                                     --------       --------

Total liabilities......................................................              $984,459       $883,706
                                                                                     ========       ========

                        WILLIAM M. MERCER, INCORPORATED
                         NATIONAL HEALTH ANALYSIS UNIT

                            STATEMENTS OF OPERATIONS

                     Years ended December 31, 1993 and 1994
                    and nine months ended September 30, 1995


                                                                                                     Nine months
                                                                 Year ended December 31,                ended
                                                                 -----------------------             September 30,
                                                                 1993               1994                 1995
                                                                 ----               ----              ----------
Revenue..............................................         $ 4,736,848         $7,287,936          $5,752,768
                                                              -----------         ----------          ----------

Expenses

     Salaries, wages and benefits....................           4,049,247          4,976,713           3,918,852
     Other operating expenses........................           1,821,042          2,146,777           1,672,043
     Provision for doubtful accounts.................               1,947            136,269              90,446
     Depreciation and amortization...................               6,829             23,989              51,505
                                                              -----------         ----------          ----------

Total operating expenses.............................           5,879,065          7,283,748           5,732,846
                                                              -----------         ----------          ----------

Operating income (loss)..............................         $(1,142,217)        $    4,188          $   19,922
                                                              ===========         ==========          ==========


                See accompanying notes to financial statements.

                        WILLIAM M. MERCER, INCORPORATED
                         NATIONAL HEALTH ANALYSIS UNIT

                            STATEMENTS OF CASH FLOWS

                     Years ended December 31, 1993 and 1994
                    and nine months ended September 30, 1995




                                                                                                      Nine months
                                                                    Year ended December 31,              ended
                                                                   ------------------------          September 30,
                                                                   1993               1994               1995
                                                                   ----               ----           -------------
Cash flows from operating activities:
Operating income (loss)...................................       $(1,142,217)        $4,188          $  19,922

Adjustments  to  reconcile  to net  cash  provided  by
   (used  in)  operating activities:
   Depreciation and amortization..........................             6,829         23,989             51,505
   (Increase) decrease in accounts receivable.............          (240,179)       (76,171)            97,301
   Increase in prepaid expenses and other assets..........           (37,028)       (58,611)           (41,064)
   Increase in accrued salaries and wages.................            32,400         40,500             31,500
   Increase (decrease) in accrued expenses................            45,700        (19,000)             1,400
   Increase (decrease) in amount payable to other
     divisions............................................           192,278         89,293           (133,653)
                                                                 -----------        -------          ---------
Net cash provided by (used in) operating
                 activities...............................        (1,142,217)         4,188             26,911
                                                                 -----------        -------          ---------

Cash flows from investing activities
   -- acquisition of furniture and equipment                              --             --             (6,989)
                                                                 -----------        -------          ---------
Cash flows from financing activities --
   funding (distribution) of net loss (income) by (to) parent      1,142,217         (4,188)           (19,922)
                                                                 -----------        -------          ---------

Net increase in cash......................................                --             --                 --
Cash at beginning of period...............................                --             --                 --
                                                                 -----------        -------          ---------

Cash at end of period.....................................       $        --        $    --          $      --
                                                                 ===========        =======          =========

                See accompanying notes to financial statements.

                        WILLIAM M. MERCER, INCORPORATED
                         NATIONAL HEALTH ANALYSIS UNIT

                         NOTES TO FINANCIAL STATEMENTS

               December 31, 1993 and 1994 and September 30, 1995

(1)      Background

         William M. Mercer, Incorporated ("Mercer"), a subsidiary of Mercer Consulting Group, Inc., is a consulting firm providing advice and services to the management of organizations throughout the world in the areas of human resources, including retirement, health care and compensation consulting. The National Health Analysis Unit of Mercer (the "Unit")
provides a database service to clients of other Mercer divisions for the analysis of healthcare costs. The service, known as the Comprehensive Health Analysis Management Program ("CHAMP") was begun in 1988.

         The accompanying financial statements reflect the historical accounts of the Unit as recorded by Mercer. Included in these accounts are allocations of shared expenses and overhead costs associated with operating the facility in which the Unit is located as well as all local level general and administrative costs. These accounts do not include allocations of corporate office general and administrative costs or income taxes that were incurred by Mercer, as such costs are not allocated by Mercer to its operating division. In management's opinion, the Mercer corporate office general and administrative costs, if allocated, would not be material to the expenses of the Unit. Net income or loss from operations of the Unit accrues to Mercer; therefore no Unit equity accounts are maintained.

(2)      Summary of Significant Accounting Policies

     Furniture and Equipment

         Furniture   and   equipment   are  stated  at  cost  less   accumulated
depreciation. Depreciation is calculated on a straight-line basis over their estimated useful lives of three to ten years.

     Computer Software Costs

         Costs for internally developed software are accounted for in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." At December 31, 1994 and September 30, 1995, as technological feasibility related to current software development had not yet been achieved, no such costs had been capitalized.

                        WILLIAM M. MERCER, INCORPORATED
                         NATIONAL HEALTH ANALYSIS UNIT

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

During 1993, 1994 and the nine months ended September 30, 1995, the Unit incurred expenses for research and development of approximately $1,040,000, $1,360,000 and $1,020,000, respectively.

         Computer software that is purchased from outside vendors is capitalized when purchased and amortized on a straight-line basis over an estimated life of three years.

     Revenue Recognition

         Revenues are derived from contracts and agreements for standard services, special projects and software licensing fees. Revenue for standard services is recognized in the period that the service is provided to the customer. Revenue for special projects is recognized on a percentage of completion basis using the cost to cost method. Revenue from software license agreements is recognized when delivery has occurred, collectibility is probable and remaining obligations are no longer significant.

     Allocations of Shared Expenses and Overheads

         Certain expenses incurred by Mercer which benefit more than one of its divisions, including the Unit, are allocated according to an estimate of each division's proportionate share of the pooled expenses. Expenses allocated to the Unit include those for compensation, employee benefits, facilities, communications, shared administrative and accounting services and information technology.

(3)      Related Party Transactions

         Services provided by the Unit are to clients of other Mercer divisions. Revenues for such services are derived directly from such clients or via pass-through billing from the other Mercer divisions. The sources of revenue included in the accompanying statements of operation are as follows:


                                                                                                    Nine months
                                                                                                       ended
                                                                Year ended December 31,            September 30,
                                                                1993              1994                 1995
                                                                ----              ----             ------------
Direct billing to Mercer clients.....................        $  127,002       $   282,892            $  401,345
Pass-through billing from other Mercer divisions.....         4,609,846         7,005,044             5,351,423
                                                            -----------        ----------           -----------

                  Total..............................        $4,736,848        $7,287,936            $5,752,768
                                                             ==========        ==========            ==========

                        WILLIAM M. MERCER, INCORPORATED
                         NATIONAL HEALTH ANALYSIS UNIT

                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

         Operating expenses of the Unit include allocations from Mercer of shared expenses as follows:


                                                                                                  Nine months
                                                                                                     ended
                                                                 Year ended December 31,          September 30,
                                                                  1993            1994                1995
                                                                  ----            ----           ------------
Compensation.........................................         $   72,679       $   59,772         $   47,015
Employee benefits....................................             64,639           79,230             62,208
Facilities...........................................            596,426          563,247            401,959
Communications.......................................             91,441          106,578             71,196
Shared Administrative and Accounting Services........            108,937          144,488            136,764
Information Technology...............................            200,000          200,000            150,000
                                                              ----------       ----------         ----------
                  Total..............................         $1,134,122       $1,153,315         $  869,142
                                                              ==========       ==========         ==========

         Compensation, employee benefits, communications costs and shared administrative and accounting expenses are allocated based upon the number of employees within the division, with consideration of actual direct benefit derived when applicable. Facility expenses are allocated on a square footage basis. Information technology costs have been allocated based on an estimate of the market value of services provided. In management's opinion, the methods of allocation are reasonable.

(4)      Contingent Liabilities

         From time to time, the Unit is subject to claims and suits arising in the ordinary course of business. In the opinion of management, after consultation with legal counsel, the ultimate resolution of pending legal proceedings will not have a material effect on the Unit's financial statements.

(5)      Subsequent Event

         On December 15, 1995, Mercer sold the Unit to HCIA Inc. ("HCIA") for $17,500,000 in cash pursuant to an Asset Purchase Agreement ("Agreement")
dated November 8, 1995. HCIA is primarily engaged in providing clinical and financial information on the health care industry. Included in the sale are the CHAMP database service, the related software documentation, client information and certain fixed assets. In addition, certain of the Unit's staff will become employees of HCIA and Mercer has agreed not to compete with HCIA in providing services similar to those previously provided by the Unit.

                         Report of Independent Auditors

To the Board of Directors and Stockholders
HealthVISION, Inc.

We have audited the accompanying consolidated balance sheets of HealthVISION, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 and for the period February 2, 1994 (inception) through December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HealthVISION, Inc. as of December 31, 1995 and 1994 and the consolidated results of its operations and its cash flows for the year ended December 31, 1995 and for the period February 2, 1994 (inception) through December 31, 1994 in conformity with generally accepted accounting principles.



                                                             ERNST & YOUNG LLP




Walnut Creek, California
January 26, 1996, except Note 12,
   as to which the date is July 30, 1996

                               HealthVISION, Inc.

                          Consolidated Balance Sheets

                                                                            December 31,          December 31,
                                                                                1994                  1995
                                                                        ---------------------  --------------------
Assets
Current assets:
    Cash and cash equivalents                                                $  6,207,043          $   1,589,457
    Accounts receivable, less allowance for doubtful accounts of
       $35,645 and $413,126, respectively                                       1,205,964              1,664,784
    Intercompany receivable                                                            --                129,009
    Prepaid expenses                                                               70,117                521,951
    Investment in LBA Health Care Management Inc.                                      --             15,978,182
                                                                        ---------------------  --------------------
Total current assets                                                            7,483,124             19,883,383

Equipment and furniture, net                                                      640,196              1,946,000
Intangibles, net                                                                4,486,093              3,208,781
                                                                        ---------------------  --------------------
Total assets                                                                  $12,609,413            $25,038,164
                                                                        =====================  ====================

Liabilities and stockholders' equity
Current liabilities:
    Accounts payable                                                         $  1,729,517           $  1,280,222
    Accrued compensation and related liabilities                                  151,828              1,080,644
    Deferred revenue                                                            1,875,506              1,177,358
    Other accrued liabilities                                                     104,114              1,134,640
    Current portion of long-term debt                                             314,702                557,979
                                                                        ---------------------  --------------------
Total current liabilities                                                       4,175,667              5,230,843

Long-term debt, less current portion                                              309,178                703,129

Commitments and contingencies

Stockholders' equity:
    7% preferred stock, $.01 par value;  authorized - 1,000,000  shares;  issued and outstanding - 201,900 and 256,900 shares at December
       31, 1994 and 1995, respectively (aggregate liquidation
       preference $28,225,867)                                                      2,020                  2,570
    Convertible  preferred  stock,  Series  A-1,  $.01 par value;  authorized  -
       5,500,000 shares; issued and outstanding 5,278,529 shares at December 31,
       1995 (none at December 31, 1994) (aggregate liquidation preference
       $10,978,182)                                                                    --                 52,785
    Convertible preferred stock, Series A-2, $.01 par value;
       authorized - 3,000,000 shares;  issued and outstanding - 2,883,756 shares at December 31, 1995 (none at December 31, 1994) (aggregate liquidation
       preference $10,000,000)                                                         --                 28,838
    Common stock, $.01 par value; authorized - 40,000,000 shares;
       issued and outstanding - 4,575,918 and 4,588,438 shares at
       December 31, 1994 and December 31, 1995, respectively                       45,759                 45,884
    Additional paid-in capital                                                 22,145,443             48,546,696
    Accumulated deficit                                                       (14,127,983)           (29,252,891)
    Cumulative translation adjustment                                              59,329               (319,690)
                                                                        ---------------------  --------------------
Total stockholders' equity                                                      8,124,568             19,104,192
                                                                        ---------------------  --------------------
Total liabilities and stockholders' equity                                   $ 12,609,413           $ 25,038,164
                                                                        =====================  ====================

See accompanying notes.

                               HealthVISION, Inc.

                     Consolidated Statements of Operations


                                                        For the period
                                                       February 2, 1994
                                                     (inception) through         Year ended
                                                         December 31,           December 31,
                                                             1994                   1995
                                                     ---------------------   -------------------
Revenue:
    Software licenses                                   $  1,371,285           $   2,144,612
    Maintenance and services                               3,255,923               4,005,525
    Hardware                                               3,001,538                 999,197
                                                     ---------------------   -------------------
Total revenue                                              7,628,746               7,149,334

Cost of revenue:
    Software licenses, maintenance and services            3,832,351               4,537,400
    Hardware                                               2,496,165                 825,799
                                                     ---------------------   -------------------
Total cost of revenue                                      6,328,516               5,363,199
                                                     ---------------------   -------------------
Gross profit                                               1,300,230               1,786,135

Operating expenses:
    Product development                                    3,386,533               6,761,448
    Sales and marketing                                    2,150,206               5,593,380
    General and administration                             1,655,259               4,289,450
    Write-off of in-process technology                     8,400,000                 700,000
                                                     ---------------------   -------------------
Total operating expenses                                  15,591,998              17,344,278
                                                     ---------------------   -------------------
Loss from operations                                     (14,291,768)            (15,558,143)

Other income (expense):
    Foreign exchange gain                                          -                 362,711
    Interest income                                          171,243                 104,932
    Interest expense                                          (7,458)                (34,408)
                                                     ---------------------   -------------------
Total other income (expense), net                            163,785                 433,235
                                                     ---------------------   -------------------
Net loss                                                 (14,127,983)            (15,124,908)
Preferred stock dividend                                   1,052,951               1,482,916
                                                     ---------------------   -------------------
Net loss available to common stockholders               $(15,180,934)           $(16,607,824)
                                                     =====================   ===================

See accompanying notes.

                               HealthVISION, Inc.

           Consolidated Statements of Changes in Stockholders' Equity

     For the Period February 2, 1994 (Inception) through December 31, 1995

                                                                   Series A-1       Series A-2
                                                        7%         Convertible     Convertible                      Additional
                                                     Preferred      Preferred       Preferred         Common         Paid-In
                                                       Stock          Stock           Stock            Stock         Capital
                                                   -----------------------------------------------------------------------------
Balance at February 2, 1994                        $        --     $       --      $        --        $      --    $        --
    Issuance of 156,250 shares of 7% preferred
       stock at $100 per share                           1,563             --               --               --     15,623,437
    Issuance of 3,317,850 shares of common stock
       at $.449 per share                                   --             --               --           33,179      1,455,548
    Exchange of 288,604 shares of common stock at
       $.449 per share in connection with the
       acquisition of HVC Holdings Canada Ltd.
       And HealthVISION Corporation                         --             --               --            2,886        126,609
    Issuance of 45,650 share of 7% preferred
       stock at $100 per share                             457             --               --               --      4,564,543
    Issuance of 969,464 shares of common stock at
       $.398 per share                                      --             --               --            9,694        375,306
    Net loss                                                --             --               --               --             --
    Translation adjustment                                  --             --               --               --             --
                                                   -----------------------------------------------------------------------------
Balance at December 31, 1994                             2,020             --               --           45,759     22,145,443
    Issuance of 5,278,529 shares of convertible
       preferred Series A-1 stock for $2.080 per
       share in connection with the acquisition             --         52,785               --               --     10,925,397
       of LBA
    Issuance of 1,441,878 shares of convertible
       preferred Series A-2 stock for cash at
       $3.468 per share                                     --             --           14,419               --      4,985,581
    Issuance of 1,441,878 shares of convertible
       preferred Series A-2 stock for cash at $3.468        --             --           14,419               --      4,985,581
       per share
    Issuance of 12,520 shares of common stock at
       $.429 per share upon exercise of options             --             --               --              125          5,244
    Issuance of 55,000 shares of 7% preferred
       stock for conversion of bridge financing
       at $100 per share                                   550             --               --               --      5,499,450
    Net loss                                                --             --               --               --             --
    Translation adjustment                                  --             --               --               --             --
                                                   =============================================================================
Balance at December 31, 1995                        $    2,570     $   52,785      $    28,838        $  45,884    $48,546,696
                                                   =============================================================================


                                                                        Cumulative         Total
                                                         Accumulated    Translation     Stockholders'
                                                           Deficit       Adjustment        Equity
                                                       ------------------------------------------------
Balance at February 2, 1994                             $          --  $        --      $        --
    Issuance of 156,250 shares of 7% preferred
       stock at $100 per share                                     --           --       15,625,000
    Issuance of 3,317,850 shares of common stock
       at $.449 per share                                          --           --        1,488,727
    Exchange of 288,604 shares of common stock at
       $.449 per share in connection with the
       acquisition of HVC Holdings Canada Ltd.
       And HealthVISION Corporation                                --           --          129,495
    Issuance of 45,650 share of 7% preferred
       stock at $100 per share                                     --           --        4,565,000
    Issuance of 969,464 shares of common stock at
       $.398 per share                                             --           --          385,000
    Net loss                                              (14,127,983)          --      (14,127,983)
    Translation adjustment                                         --       59,329           59,329
                                                       ------------------------------------------------
Balance at December 31, 1994                              (14,127,983)      59,329        8,124,568
    Issuance of 5,278,529 shares of convertible
       preferred Series A-1 stock for $2.080 per
       share in connection with the acquisition                    --           --       10,978,182
       of LBA
    Issuance of 1,441,878 shares of convertible
       preferred Series A-2 stock for cash at
       $3.468 per share                                            --           --        5,000,000
    Issuance of 1,441,878 shares of convertible
       preferred Series A-2 stock for cash at $3.468               --           --        5,000,000
       per share
    Issuance of 12,520 shares of common stock at
       $.429 per share upon exercise of options                    --           --            5,369
    Issuance of 55,000 shares of 7% preferred
       stock for conversion of bridge financing
       at $100 per share                                           --           --        5,500,000
    Net loss                                              (15,124,908)          --      (15,124,908)
    Translation adjustment                                         --     (379,019)        (379,019)
                                                       ================================================
Balance at December 31, 1995                             $(29,252,891)  $ (319,690)    $ 19,104,192
                                                       ================================================

                               HealthVISION, Inc.

                     Consolidated Statements of Cash Flows


                                                                                For the Period
                                                                               February 2, 1994
                                                                                  (Inception)
                                                                                    through            Year Ended
                                                                                  December 31,        December 31,
                                                                                      1994                1995
                                                                              ------------------- -------------------
Operating activities
Net loss                                                                         $(14,127,983)         $(15,124,908)
Adjustments to reconcile net loss to net cash used by operating activities:
   Depreciation and amortization of equipment and furniture                           256,145               608,076
   Write-off of in-process technology                                               8,400,000               700,000
   Amortization of intangibles                                                      1,202,695             1,323,501
   Changes in operating assets and liabilities:
      Accounts receivable                                                           3,055,790              (458,820)
      Intercompany receivable                                                              --              (129,009)
      Prepaid expenses                                                                 28,937              (451,834)
      Accounts payable                                                                348,657              (449,295)
      Accrued compensation and related liabilities                                    151,828               928,816
      Deferred revenue                                                             (2,064,323)             (698,148)
      Other accrued liabilities                                                      (988,819)            1,030,526
                                                                              -------------------  -------------------
Total adjustments                                                                  10,390,910             2,403,813
                                                                              -------------------  -------------------

Net cash used in operating activities                                              (3,737,073)          (12,721,095)

Investing activities
Purchase of equipment and furniture                                                  (471,801)             (972,763)
Capitalized software development costs                                                (81,502)              (46,189)
Purchase of software license                                                               --              (700,000)
Acquisition of HVC Holdings Canada Ltd. and HealthVISION Corporation              (12,416,927)                   --
Cash acquired from purchase of subsidiaries                                           851,192                    --
Acquisition of LBA Health Care Management Inc.                                             --            (5,000,000)
                                                                              -------------------  -------------------
Net cash used in investing activities                                             (12,119,038)           (6,718,952)

Financing activities
Proceeds from issuance of common stock                                              1,873,727                 5,369
Proceeds from issuance of 7% redeemable preferred stock                            20,190,000                    --
Proceeds from issuance of convertible Series A-2 preferred stock                           --             5,000,000
Proceeds from long-term debt and bridge financing                                          --            10,500,000
Principal payments made on long-term debt                                             (38,220)             (303,889)
                                                                              -------------------  -------------------
Net cash provided by financing activities                                          22,025,507            15,201,480
Effect of exchange rate changes on cash                                                37,647              (379,019)
                                                                              -------------------  -------------------
Net increase (decrease) in cash and equivalents                                     6,207,043            (4,617,586)
Cash and equivalents, beginning of period                                                  --             6,207,043
                                                                              -------------------  -------------------
Cash and equivalents, end of period                                              $  6,207,043          $  1,589,457
                                                                              ===================  ===================

Supplemental schedule of non-cash investing and financing activities:
   Purchase of equipment under capital lease arrangements                        $         --          $    941,117
                                                                              ===================  ===================
   Issuance of common stock to acquire HVC Holdings Canada Ltd. and
     HealthVISION Corporation                                                    $    129,495          $         --
                                                                              ===================  ===================
   Issuance of 7% preferred stock to convert bridge financing                    $         --          $  5,500,000
                                                                              ===================  ===================
   Issuance of Series A-1 convertible preferred stock to acquire LBA Health
     Care Management, Inc.                                                       $         --           $10,978,182
                                                                              ===================  ===================
Issuance of A-2 convertible preferred stock to convert bridge financing          $         --          $  5,000,000
                                                                              ===================  ===================

See accompanying notes.

                               HealthVISION, Inc.

                   Notes to Consolidated Financial Statements

                    For the year ended December 31, 1995 and for the period February 2, 1994 (inception) through December 31, 1994



1. The Company, Organization and Basis of Presentation

HealthVISION, Inc. (the "Company") was organized as a Delaware corporation on February 2, 1994, began operations on February 15, 1994 and was incorporated to acquire HVC Holdings Canada Ltd., HealthVISION Corporation and their subsidiaries. The Company develops, markets and supports health care information products focused on lowering costs of health care and improving clinical processes for integrated delivery systems, hospitals and office-based physicians.

On February 14, 1994, the Company acquired substantially all of the business, assets, and liabilities of HVC Holdings Canada Ltd., HealthVISION Corporation (the "Predecessor Company") and their subsidiaries for $13,994,016. The transaction was recorded using the purchase method of accounting. Accordingly, a basis of accounting of $13,994,016 was established based on the purchase price, resulting in purchase price in excess of fair market value of net liabilities assumed.

On September 27, 1995, LBA Health Care Management, Inc., a newly formed subsidiary of the Company, acquired substantially all of the business, assets, and liabilities of LBA Health Care Management, Inc. and Healthcare Data Source, Inc. (collectively, "LBA") for approximately $51,178,000. The transaction was recorded using the purchase method of accounting. Accordingly, a basis of accounting of $49,850,853 was established based on the purchase price, resulting in purchase price in excess of fair market value of net assets acquired.

The consolidated financial statements include the accounts of HealthVISION, Inc. and its subsidiary companies, all of which are wholly owned, except for LBA, which is being accounted for on the cost basis in accordance with FASB 94 as the Company has committed to sell this subsidiary and therefore control is deemed temporary (see Note 12). These statements reflect the activity of the Company and its subsidiaries, except for LBA, and all related intercompany transactions and balances have been eliminated in consolidation.

The Company's financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has incurred significant losses of $15,124,908 for the year ended December 31, 1995, resulting in an accumulated deficit of $29,252,891. The Company's future plans include successful completion of additional financings, adjusting the level of its operations to provide the cash necessary to continue operations through at least January 1, 1997 and achieving future profitable operations.

                               HealthVISION, Inc.

2. Summary of Significant Accounting Policies

Revenue recognition

Software   license  -  Revenue  from  license   contracts  is  recognized  on  a
percentage-of-completion method with progress-to-completion measured based upon labor costs incurred.

Maintenance and services - Maintenance and services include revenue derived from maintenance, implementation and professional services related to project management, training and hardware support. Revenue from maintenance is recognized over the period the customer support services are provided. Service revenues are recognized on a percentage-of-completion method with progress-to-completion measured based upon labor costs incurred.

Hardware revenue - Hardware revenues represent revenue from sales of computers and related network equipment. Revenue from hardware sales is recognized at the later of shipment of the product or completion of significant obligations to the customer.

Deferred revenue - Deferred revenues result from advance billings for which revenues have not been recognized.

The Company's revenue recognition policy is in accordance with the provisions of the American Institute of Certified Public Accountants' Statement of Position 91-1, "Software Revenue Recognition."

Cash and cash equivalents

Cash and cash equivalents consist of demand deposits and commercial paper in highly liquid short-term investments with original maturities of less than 90 days. Such investments are stated at cost, which approximates market value.

Accounts receivable

Accounts receivable are primarily from health care organizations in the United States and Canada. The Company conducts ongoing credit evaluations of its customers, maintains reserves for potential credit losses and does not require collateral.

Intangibles

Intangibles reflect the allocation of the excess purchase price resulting from the acquisition. Amortization is based upon the period of expected economic benefit which are as follows: assembled workforce -- 3 years and software -- 4-5 years.

                               HealthVISION, Inc.

2. Summary of Significant Accounting Policies (continued)

Intangibles (continued)

Acquired technology which is in process, has not reached technological feasibility, and has no alternative future use is written off in the period in which it is acquired. The write-off of in-process technology was $8,400,000 and $700,000 for the period February 2, 1994 (inception) through December 31, 1994 and the year ended December 31, 1995, respectively.

The Company performs evaluations as of each balance sheet date assessing the recoverability and amortization of intangibles by determining whether the intangibles can be recovered through the estimated undiscounted cash flows of the businesses acquired over the remaining amortization period. The Company considers external factors relating to each acquired business, including technological advances, competition, regulatory developments and trends of the businesses and other pertinent factors in making its assessment. The Company does not believe there currently are any factors that would require an adjustment to the carrying value of its intangibles or their remaining lives as of December 31, 1995.

Equipment and furniture

Equipment and furniture are recorded at cost less accumulated depreciation. Depreciation is computed using rates calculated to amortize the cost of the assets less their residual values over their estimated useful lives of three to five years. Leasehold improvements are amortized over the terms of the respective leases, or useful lives of the assets, whichever is shorter.

Software development costs

In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," costs to complete a software product once technological feasibility has been established are capitalized and amortized over the estimated economic life of the software product on the straight-line basis, generally over three to five years. At each balance sheet date, the Company performs an evaluation assessing the recoverability of the unamortized capitalized costs by comparing such costs to the net realizable value of the related product. Costs related to the development of new software products incurred prior to establishing technological feasibility are expensed as incurred. Software development costs capitalized in periods ending December 31, 1994 and December 31, 1995 amounted to $81,502 and $46,189, respectively. Amortization charged to operations as an element of cost of sales of purchased software and capitalized software development costs amounted to $869,576 and $996,834 for the periods ended December 31, 1994 and December 31, 1995, respectively.

                               HealthVISION, Inc.

2. Summary of Significant Accounting Policies (continued)

Research and development

Costs to develop the Company's products are expensed as incurred in accordance with Statement of Financial Accounting Standards No. 2, "Accounting for Research and Development Costs," which establishes accounting and reporting standards for research and development.

Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes". Under Statement 109, the liability method is used to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Foreign currency translation

Assets and liabilities denominated in foreign currencies (primarily Canadian dollars) are translated into U.S. dollars at the exchange rate on the balance sheet date. Income and expense items are translated at average rates of exchange prevailing during the period. Translation adjustments are accumulated and reported as a separate component of stockholders' equity. Transaction adjustments are recorded in other income/expense in the period in which they occur.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Stock-based compensation

In October 1995, the Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," was issued and is effective for the Company's fiscal year 1996. The Company intends to continue to account for employee stock options in accordance with APB Opinion No. 25 and will make the necessary pro forma disclosures in fiscal year 1996.

                               HealthVISION, Inc.

3. Business Acquisitions

On February 14, 1994, the Company acquired all of the outstanding common shares of the Predecessor Company. The business acquisition was accounted for by the purchase method and the results of operations of the Predecessor Company are included in the Company's consolidated financial statements beginning February 15, 1994. The allocation of the purchase price of $13,994,016 was as follows:

Current assets                                                     $  5,212,000
Equipment and furniture                                                 416,128
                                                                     ----------
                                                                      5,628,128
Liabilities                                                           7,075,722
                                                                     ----------

Net liabilities assumed                                               1,447,594
Cash and stock consideration                                         12,546,422
                                                                     ----------
Total purchase price                                                $13,994,016
                                                                     ==========


A summary of the purchase price allocation at February 14, 1994 is as follows:

Current and other assets                                           $  5,628,128
In-process technology                                                 8,400,000
Software                                                              4,580,000
Assembled workforce                                                   1,014,016
Deferred tax asset                                                    2,170,000
Deferred tax liability                                               (2,170,000)
                                                                     ----------
Total purchase price                                                 19,622,144
Liabilities assumed                                                  (7,075,722)
                                                                     ----------
Cash and stock consideration                                        $12,546,422
                                                                     ==========

     On September 27, 1995, the Company acquired substantially all of the assets of LBA. The aggregate purchase price (including closing costs) of LBA was $51,178,182. The acquisition was financed through the issuance of debt financings aggregating $35,000,000, the issuance of $10,978,172 (5,278,529 shares) of Series A-1 convertible preferred stock and $5,000,000 of cash proceeds from the issuance of 1,441,878 shares of Series A-2 convertible preferred stock. As discussed in Note 1, LBA has not been consolidated due to control being temporary. Therefore, the Company has only recorded its investment of $15,978,172, which is recorded on a cost basis, and has pushed down all debt, net assets and excess purchase price relating to the purchase to LBA. The allocation of the purchase price was as follows:

Total purchase price                                                $51,178,182
Fair market value of net assets acquired                             (1,327,329)
                                                                    -----------
Excess purchase price over fair market value of net assets
  acquired ("excess purchase price")                                $49,850,853
                                                                    ===========

                               HealthVISION, Inc.

4. Intangibles

                                                          December 31,
                                                  ----------------------------
                                                    1994                1995
                                                  ----------------------------

Assembled work force                             $1,014,016         $1,014,016
Software                                          4,661,502          4,707,691
                                                  ---------          ---------
                                                  5,675,518          5,721,707
Less accumulated amortization                    (1,189,425)        (2,512,926)
                                                  ---------          ---------
Intangibles, net                                 $4,486,093         $3,208,781
                                                  =========          =========

5.  Equipment and Furniture

                                                           December 31,
                                                   ---------------------------
                                                     1994               1995
                                                   ---------------------------

Furniture and fixtures                            $  87,126        $   512,741
Computer equipment                                  643,109          1,954,383
Office equipment                                    109,513            235,277
Leasehold improvements                               48,181             99,408
                                                   --------          ---------
                                                    887,929          2,801,809
Less accumulated depreciation and amortization     (247,733)          (855,809)
                                                   --------          ---------

Equipment and furniture, net                       $640,196         $1,946,000
                                                   ========          =========

                               HealthVISION, Inc.

6. Long-Term Debt

                                                                                             December 31,
                                                                                    -----------------------------
                                                                                       1994              1995
                                                                                    -----------------------------
Loan from Western Diversification Fund, noninterest bearing,
    due in six semiannual installments beginning October 1, 1994                    $ 615,842        $   421,846
Other amounts, including capital lease obligations, bearing
    interest at rates ranging from 8% to 15.5% per annum,
    payable in varying monthly installments plus interest
    through 1998                                                                        8,038            839,262
                                                                                     --------          ---------
                                                                                      623,880          1,261,108
Less current portion                                                                 (314,702)          (557,979)
                                                                                     --------          ---------
Long-term debt                                                                      $ 309,178        $   703,129
                                                                                     ========          =========


Scheduled maturities of long-term debt for the periods ended December 31 are as follows:

                                        Notes             Capital Lease
                                       Payable             Obligations
                                     ----------           ------------

1996                                  $ 316,385           $    332,793
1997                                    105,461                363,046
1998                                          -                318,223
1999                                          -                      -
2000                                          -                      -
                                       --------              ---------
Total minimum payments                $ 421,846              1,014,062
                                       ========

Less amount representing interest                             (174,800)
                                                             ---------
Present value of minimum payments                          $   839,262
                                                             =========

Equipment and furniture and the related accumulated depreciation under capital leases at December 31, 1994 and December 31, 1995 were $632,938 and $632,938 and
$941,117 and $156,853, respectively.

                                      F-41



                               HealthVISION, Inc.

             Notes to Consolidated Financial Statements (Continued)


6. Long-Term Debt (continued)

Master Equipment Lease Agreement

Effective  July 24,  1995,  the Company  entered into a Master  Equipment  Lease
Agreement which provides for a lease facility of up to $2,000,000. The lease facility is available to be drawn until December 31, 1995. The initial term of each lease schedule is 36 months, at the end of which the Company must renew the lease or purchase the leased equipment. As of December 31, 1995, $941,117 was outstanding under the lease facility.


7. Income Taxes

Deferred income taxes reflect the tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1994 and 1995 are as follows:


                                                                    December 31,
                                                            ------------------------------
                                                              1994                1995
                                                            ------------------------------
Deferred tax assets:
    Net operating loss carryforwards                        $ 4,200,000        $ 9,700,000
                                                              ---------          ---------
Total deferred tax assets                                     4,200,000          9,700,000

Deferred tax liabilities:
    Purchased intangibles from business acquisitions         (1,700,000)        (1,200,000)
                                                              ---------          ---------
Total deferred tax liabilities                               (1,700,000)        (1,200,000)
Valuation allowance for deferred tax assets                  (2,500,000)        (8,500,000)
                                                              ---------          ---------
Net deferred tax assets                                     $        --        $        --
                                                              =========          =========

The change in the valuation allowance for the years ended December 31, 1994 and 1995 was $2,500,000 and $6,000,000, respectively.

                               HealthVISION, Inc.

7. Income Taxes (continued)

As of December 31, 1995, the Company has total U.S. and foreign (primarily Canada) net operating and other loss carryforwards of approximately $25,000,000 for income tax purposes that expire in various years, depending upon the country in which the loss was incurred. When realized, the tax benefit of the utilization of acquired net operating loss carryforwards of HVC Holdings Canada, Ltd., HealthVISION Corporation and their subsidiaries will first be utilized to reduce noncurrent intangible assets related to the acquisition of these companies and then income tax expense. Due to the "change in ownership" provisions of the Tax Reform Act of 1986, utilization of the Company's net operating carryforwards could be subject to an annual limitation if a more than 50% change in ownership of the value of the Company's stock has occurred over a three-year period.


8. Stockholders' Equity

7% preferred stock

The Company's 7% preferred stock consists of 1,000,000 authorized shares of $.01 par preferred stock of which 201,900 and 55,000 shares had been issued in 1994 and 1995, respectively at $100 per share totaling $25,690,000. The 7% preferred stock is non-voting, cumulative and is entitled to a dividend rate of 7% of the amount contributed. Preferred stock shares are not convertible into common stock. The Company may redeem any or all of the 7% preferred stock, at any time, at a price equal to $100 per share plus an amount equal to any and all dividends accrued and unpaid. In the event of any liquidation, dissolution or winding up of the Company, before any distribution or payment is made to the holders of Series A-1 and A-2 convertible preferred stock and common stock, the holders of 7% preferred stock shall be entitled to an amount equal to $100 per share plus any and all dividends accrued and unpaid as of the date of such distribution or payment. Cumulative dividends earned but undeclared were $1,052,951 and $2,535,867 at December 31, 1994 and December 31, 1995, respectively.

Convertible preferred stock

In September 1995, the Board of Directors authorized the designation of 5,500,000 shares of Series A-1 convertible preferred stock and 3,000,000 shares of Series A-2 convertible preferred stock with stated par value of $.01.

                               HealthVISION, Inc.

8. Stockholders' Equity (continued)

Convertible preferred stock (continued)

The following table summarizes the convertible preferred stock as of December 31, 1995:

                           Total                     Per Share       Proceeds
          Authorized    Outstanding   Liquidation   Liquidation       Net of
 Series     Shares        Shares      Preferences   Preference    Issuance Costs
 ------   -----------   -----------   -----------   -----------   --------------
  A-1       5,500,000     5,278,529   $10,978,182      $2.08        $10,978,182
  A-2       3,000,000     2,883,756    10,000,000      $3.47         10,000,000
             --------      --------    ----------                    ----------
            8,500,000     8,162,285   $20,978,182                   $20,978,182
            =========     =========    ==========                    ==========


In addition to the liquidation preference, holders of Series A-1 and A-2 convertible preferred stock are entitled to receive any declared but unpaid dividends with respect to such stock. No dividends have been declared as of December 31, 1995. If liquidation occurs, redeemable preferred stockholders are entitled to receive a distribution of their liquidation preference first, followed by a pro-rata distribution to Series A-1 and A-2 convertible preferred stockholders, and thereafter, any remaining assets will be distributed to common stockholders.

The convertible preferred stock has voting rights equivalent to the number of common shares into which it is convertible. Each share of convertible preferred stock is convertible into one share of common stock at the option of the stockholder, subject to certain antidilution adjustments. Additionally, conversion is automatic upon the closing of an underwritten public offering of common stock with aggregate proceeds to the Company of at least $15,000,000. The Company, at the option of the Board of Directors, may on or after January 1, 2002 redeem at any time all, or from time to time any portion, of the Series A-1 or A-2 convertible preferred stock at the following cash redemption prices per share if redeemed during the periods specified plus, in each case, an amount per share equal to all dividends declared but unpaid:

     Twelve Months                 Series A-1                 Series A-2
   Beginning January 1          Redemption Price           Redemption Price
   ------------------            ---------------           ----------------

   2002                              $3.18                       $5.31
   2003                              $3.41                       $5.68
   2004                              $3.64                       $6.08
   2005                              $3.90                       $6.50
   2006 and thereafter               $4.17                       $6.96

                               HealthVISION, Inc.

8. Stockholders' Equity (continued)

Convertible preferred stock (continued)

The Company may also, at its option, redeem all or any portion of the Series A-1 or A-2 convertible preferred stock concurrently with the closing of an underwritten public offering of common shares at a cash redemption price of 100% of the public offering price plus an amount per share in cash equal to all dividends declared but unpaid.

Reverse stock split

On November 27, 1995, the Board of Directors approved a 1-for-2.5208 reverse stock split of issued and outstanding common shares. All shares and per share information in the accompanying consolidated financial statements have been retroactively adjusted to reflect the reverse stock split.

Warrants

In connection with the acquisition of LBA in September 1995, the Company issued warrants to purchase 555,380 shares of its common stock at a price of $.63 per share. The warrants vest at a rate of 25% after each anniversary date. The warrants expire at the earlier of ten years from the date of grant or any unvested warrants are automatically terminated pursuant to a public offering of at least $30,000,000.

In connection with its Master Equipment Lease Agreement, the Company issued to the lessor a warrant to purchase 39,670 shares of its common stock at a price of $5.04 per share (the "Warrant"). The Warrant expires at the earlier of ten years after the date of grant (July 1995) or five years after the closing of an initial public offering of the Company's common stock. The holder also has the right to convert the Warrant into a number of shares of the Company's common stock based on the value of the warrant given the then-current fair market value of the Company's common stock.

                               HealthVISION, Inc.

9. Stock Options

1994 Stock Option Plan

The Company's 1994 Stock Option Plan (the "Stock Option Plan") was adopted in February 1994. The maximum number of shares authorized to be issued under the Stock Option Plan, as amended, is 1,309,108 shares of common stock. The
Compensation Committee of the Company designated 362,583 of the shares authorized to be issued under the Stock Option Plan as bonus options (the "Bonus Options"). Outstanding options granted under the Plan generally vest and become exercisable at a rate of 30% 18 months after the date of grant and an additional 10% every 6 months thereafter, subject to continued service as an employee; however, outstanding Bonus Options vest and become exercisable 10 days prior to the termination date of the Bonus Option, subject to continued service as an employee.

Generally, the term of each outstanding option is ten years. The exercise price for options granted under the Stock Option Plan is at least equal to 100% of the fair market value of the common stock of the Company on the date of grant. The Stock Option Plan permits the granting of stock options, including incentive stock options ("ISOs") as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-qualified stock options ("NQSOs") which do not qualify as ISOs.

In order to protect all of the rights of Bonus Option holders in the event of a Liquidity Event (as defined below), Bonus Option agreements provide for the acceleration of vesting of all or a portion of outstanding Bonus Options upon the occurrence of a Liquidity Event. A Liquidity Event is defined as either (i) the consummation of an underwritten initial public offering of the Company's common stock, which has been registered under the Securities Act of 1933, as amended, or successor provision, or (ii) a Change of Control, as defined.

                               HealthVISION, Inc.

9. Stock Options (continued)

1994 Stock Option Plan (continued)

Stock option transactions are summarized as follows:

                                                                Exercise
                                                Options           Price
                                              -----------    --------------

       Outstanding at February 2, 1994                --        $        --
         Granted                                 138,250                .43
         Exercised                                    --                 --
         Canceled                                     --                 --
                                                --------         ----------
       Outstanding at December 31, 1994          138,250                .43
         Granted                               1,166,739                .43
         Exercised                               (12,519)               .43
         Canceled                               (288,773)        .43 - 1.05
                                                --------         ----------
       Outstanding at December 31, 1995        1,003,697        $.43 - 1.05
                                               =========      =============


Of the shares under options granted, 28,799 shares ranging in price from $.43 to $1.05 are exercisable and 292,892 shares under options are available for future grant as of December 31, 1995.

1995 Non-Employee Director Stock Option Plan

On November 27, 1995, the Company adopted the 1995 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"). The Director Stock Option Plan provides for an automatic grant of NQSOs to purchase 3,000 shares of common stock to non-employee directors on the date such individuals are first appointed directors of the Company, and an automatic grant of an option to purchase an additional 1,000 shares of common stock on the day after each subsequent annual meeting of the Company's stockholders. The option price is equal to the fair market value of the common stock on the date of grant. Initial option grants vest and become exercisable as to one-third of the shares covered by the option on each annual anniversary of the date of grant if the holder remains a director on such date, provided that such options may become fully exercisable upon a director's resignation from the Board of Directors or death of the holder. Annual option grants vest and become exercisable as to 100% of the shares covered by the option on the six-month anniversary of the date of grant if the holder remains a director on such date, provided that such options may become fully exercisable upon a director's resignation from the Board of Directors or death of the holder. The Company has reserved 50,000 shares of common stock for issuance under the Director Stock Option Plan.

                               HealthVISION, Inc.

10. Commitments and Contingencies

Guarantee of loan facilities of LBA

On September 27, 1995, LBA entered into a Senior Credit Agreement by and between LBA and the senior bank. Subject to the terms and conditions of the Senior Credit Agreement, LBA is entitled to borrow up to $25,750,000 from the senior bank, on a revolving basis, through the maturity date of the credit facility, which is September 1999. As of December 31, 1995, the entire balance of $25,750,000 was outstanding. The LBA obligations under the Senior Credit Agreement are secured by a security interest in favor of the senior bank in substantially all of the assets of LBA. In addition, the Company provided a security interest in substantially all of its assets, including its shares of capital stock in subsidiary and affiliated corporations, to secure the obligations of LBA to the senior bank under the Senior Credit Agreement, and the Company provided an unlimited guaranty in favor of the senior bank with respect to the obligations of LBA under the Senior Credit Agreement. Similarly, another subsidiary of the Company granted a security interest in substantially all of its assets, including its shares of capital stock of subsidiary and affiliated corporations, to secure the obligations of LBA to the senior bank under the Senior Credit Agreement, and an unlimited guaranty in favor of the senior bank with respect to the obligations of LBA and the Senior Credit Agreement.

A second and subordinated credit facility in the amount of $10,150,000 was entered into by and between LBA and a bank pursuant to a Credit Agreement by and between LBA and a bank also dated September 27, 1995 (the "Subordinated Credit Agreement"). Under the terms of the Subordinated Credit Agreement, LBA borrowed $10,150,000 from the bank. As of December 31, 1995, the entire balance of $10,150,000 was outstanding. To secure these obligations, LBA granted a security interest in substantially all of its assets in favor of the bank. The Company granted a security interest to the bank in its shares of capital stock in its subsidiaries and affiliates to secure the obligations of LBA under the Subordinated Credit Agreement. The Company also provided an unlimited guaranty of LBA's obligations under the Subordinated Credit Agreement and major stockholders of the Company provided limited guaranties in favor of the bank with respect to LBA's obligations under the Subordinated Credit Agreement similar to those provided for the senior bank. In addition, the bank received a $9,239,000 letter of credit bearing an interest rate of 1.5%, due quarterly, if the letter of credit is outstanding, naming the bank as beneficiary.

The above agreements contain certain restrictive covenants, including the maintenance of certain financial ratios and limitations on additional borrowings, mergers, acquisitions, dispositions and the payment of dividends. The agreements also provide for additional payments of principal from excess cash flow.

                               HealthVISION, Inc.

10. Commitments and Contingencies (continued)

Guarantee of loan facilities of LBA (continued)

In addition, the above borrowings under the Senior Credit and Credit Agreements are not shown as outstanding on the Company's consolidated financial statements since LBA is not consolidated (See Note 1).

Operating leases

Future minimum payments, under noncancellable office and equipment operating leases with initial terms of one year or more, consist of the following for the periods ended December 31:

1996                                                                  $  860,918
1997                                                                     870,799
1998                                                                     867,016
1999                                                                     808,628
2000                                                                     152,436
Thereafter                                                                31,950
                                                                       ---------
                                                                      $3,591,747
                                                                       =========

Total rent expense under all operating leases was approximately $488,000 and $1,074,000 for the period ended December 31, 1994 and for the year ended December 31, 1995, respectively.

Legal proceedings

A subsidiary of the Company is currently a defendant to a civil complaint filed on July 6, 1995, in the Supreme Court of British Columbia, Canada, by Stratford General Hospital. The complaint alleges that Stratford General Hospital entered into a contract with the subsidiary for the maintenance and support of an integrated hospital management information system and that the subsidiary has refused to perform its obligations under such alleged contract. Stratford General Hospital is seeking unspecified compensatory damages from the subsidiary. The subsidiary has filed a defense denying that it entered into such alleged contract with Stratford General Hospital. The Company believes that the suit is totally without merit and intends to defend its position vigorously. While the ultimate outcome of this lawsuit cannot at this time be predicted with certainty, management does not presently expect that this matter will have a material adverse effect on the consolidated financial position, cash flows or results of operations of the Company.

                               HealthVISION, Inc.

11. Information by Geographic Area

Information regarding the Company's operations by geographic area for the periods February 2, 1994 through December 31, 1994 and the year ended December 31, 1995 and for the periods then ended is as follows:


                                         1994              1995
                                       --------          --------
Revenues:
   Canada                            $  5,704,972      $  5,872,663
   United States                          329,244           309,297
   Other                                1,594,530           967,354
                                     ------------      ------------
Total                                $  7,628,746      $  7,149,334
                                     ------------      ------------


Operating losses:
   Canada                            $ (4,581,920)     $ (5,232,133)
   United States                       (9,397,136)      (10,351,197)
   Other                                 (312,712)           25,187
                                     ------------      ------------
Total                                $(14,291,768)     $(15,558,143)
                                     ------------      ------------

Total assets:
   Canada                            $  1,586,726      $  2,453,637
   United States                       10,559,703        22,169,386
   Other                                  462,984           415,141
                                     ------------      ------------
Total                                $ 12,609,413      $ 25,038,164
                                     ------------      ------------



12. Subsequent Events

Proposed sale of LBA

On July 19, 1996, the Company entered into a definitive agreement to sell LBA.

7% Preferred Stock

Subsequent to December 31, 1995, the Company issued 80,000 shares of 7% preferred at $100 per share for total cash proceeds of $8,000,000. The 7% preferred stock has the same terms as previously issued 7% preferred (see
Note 8).

In connection with the purchase by HealthVISION, Inc. in September 1995 of the assets of the predecessor of LBA, a current minority stockholder of HealthVISION, Inc. threatened suit. The Company and certain other parties executed an agreement on July 30, 1996, which, upon consummation of the Company's contemplated transaction with HCIA, Inc. will resolve any disagreements between the parties as of that date and provides for a release of all claims.




                                       HealthVISION, Inc.

                                Consolidated Balance Sheets

                                         (unaudited)


                                                         December 31,                June 30,
                                                            1995                      1996
                                                         ------------               ---------
                                                                                    (unaudited)

Assets
Current assets:
  Cash and cash equivalents                             $ 1,589,457                $        --
  Accounts receivable                                     1,664,784                  1,690,081
  Intercompany receivable                                   129,009                      3,135
  Prepaid expenses                                          521,951                    668,453
  Investment in LBA Health Care Management Inc.          15,978,182                 15,978,182
                                                        -----------                -----------
Total current assets                                     19,883,383                 18,339,851

Equipment and furniture, net                              1,946,000                  1,841,686
Intangible, net                                           3,208,781                  3,185,717
                                                        -----------                -----------
Total assets                                            $25,038,164                $23,367,254
                                                        ===========                ===========

Liabilities and stockholders' equity
Current liabilities:
  Accounts payable                                      $ 1,280,222                    396,475
  Accrued compensation and related liabilities            1,080,644                  1,401,845
  Deferred revenue                                        1,177,358                  1,236,457
  Other accrued liabilities                               1,134,640                  1,007,529
  Current portion of long-term debt                         557,979                    515,241
                                                        -----------                -----------
Total current liabilities                                 5,230,843                  4,557,547

Long-term debt, less current portion                        703,129                    797,517

Commitments and contingencies

Stockholders' equity:
  7% preferred stock, $.01 par value, authorized
   -1,000,000 shares; issued and outstanding
   -256,900 shares at December 31, 1995 and 326,900
   shares at June 30, 1996 (unaudited)
   (aggregate liquidation preference $36,238,778 at
   June 30,  1996--unaudited)                                 2,570                      3,270

  Convertible preferred stock, Series A-1, $.01 par value;
    authorized -5,500,000 shares; issued and outstanding -
    5,278,529 shares at December 31, 1995 (5,278,529 at
    June 30, 1996--unaudited) (aggregate liquidation
    preference $10,978,182 at June 30, 1996--unaudited)      52,785                     52,785

  Convertible preferred stock, Series A-2, $.01 par value;
    authorized 3,000,000 shares; issued and outstanding
    -2,883,756 shares at December 31, 1995 (2,883,756 at
    June 30, 1996--unaudited) (aggregate liquidation
    preference $10,000,000 at June 30, 1996--unaudited)      28,838                     28,838

  Common stock, $.01 par value; authorized 40,000,000
   shares; issued and outstanding -4,588,438 shares at
   December 31, 1995 (4,588,438 at June 30, 1996
   --unaudited)                                              45,884                     45,884

  Additional paid-in capital                             48,546,696                 55,545,996
  Accumulated deficit                                   (29,252,891)               (37,295,396)
  Cumulative translation adjustment                        (319,690)                  (369,187)
                                                        -----------                -----------
Total stockholders' equity                               19,104,192                 18,012,190
                                                        -----------                -----------
Total liabilities and stockholders' equity              $25,038,164                $23,367,254
                                                        ===========                ===========



See Independent Accountants' Review Report.

                                     HealthVISION Inc.

                              Consolidated Statements of Operations
                                      (Unaudited)



                                                                 For the Six
                                                          Month Periods Ended June 30,
                                                          1995                   1996
                                                          ---------------------------
                                                                 (unaudited)


Revenues:
  Software licenses                                 $  1,078,718                $1,488,578
  Maintenance and services                             1,673,348                 1,864,455
  Hardware                                               534,610                   231,712
                                                    ------------              ------------
     Total revenue                                     3,286,676                 3,584,745
                                                    ------------              ------------
Cost of revenues:
  Software licenses, maintenance and services          2,345,711                 3,141,840
  Hardware                                               313,966                   138,511
                                                    ------------              ------------
     Total cost of revenue                             2,659,677                 3,280,351
                                                    ------------              ------------
Gross profit                                             626,999                   304,394
Operating expenses:
  Product development                                  2,799,199                 3,387,155
  Sales and marketing                                  2,398,081                 2,671,102
  General and administration                           2,016,396                 2,241,320
                                                    ------------              ------------
    Total operating expenses                           7,213,676                 8,299,577
                                                    ------------              ------------
Loss from operations                                  (6,586,677)               (7,995,183)
                                                    ------------              ------------
Other income (expense):
  Foreign exchange gain                                       --                       (43)
  Interest income                                         83,398                    26,996
  Interest expense                                            --                   (74,275)
                                                    ------------              ------------
    Total other income (expense), net                     83,398                   (47,322)
                                                    ------------              ------------
Net loss                                              (6,503,279)               (8,042,505)
Preferred stock dividend                                 700,842                 1,012,911
                                                    ------------              ------------
Net loss available to common stockholders       $     (7,204,121)             $ (9,055,416)
                                                    ============              ============




                               HealthVISION Inc.
           Consolidated Statements of Changes in Stockholders' Equity
       For the Period February 2, 1994 (Inception) Through June 30, 1996
                                  (unaudited)



                                                 SERIES A-1    SERIES A-2
                                        7%       CONVERTIBLE   CONVERTIBLE             ADDITIONAL                   CUMULATIVE
                                     PREFERRED    PREFERRED     PREFERRED    COMMON      PAID-IN     ACCUMULATED    TRANSLATION
                                       STOCK        STOCK         STOCK       STOCK      CAPITAL       DEFICIT      ADJUSTMENT
                                     ---------   -----------   -----------   -------   ----------    -----------    -----------
Balance at February 2, 1994........   $    --      $    --       $    --     $   --    $        --   $        --    $      --
  Issuance of 156,250 shares of 7%
    preferred stock at $100 per
    share..........................     1,563           --            --         --     15,623,437            --           --
  Issuance of 3,317,850 shares of
    common stock at $.449 per
    share..........................        --           --            --     33,179      1,455,548            --           --
  Exchange of 288,604 shares of
    common stock at $.449 per share
    in connection with the
    acquisition of HVC Holdings
    Canada Ltd. And HealthVISION
    Corporation....................        --           --            --      2,886        126,609            --           --
  Issuance of 46,650 share of 7%
    preferred stock at $100 per
    share..........................       457           --            --         --      4,564,543            --           --
  Issuance of 969,464 shares of
    common stock at $.398 per
    share..........................        --           --            --      9,694        375,306            --           --
  Net loss.........................        --           --            --         --             --    (14,127,983)         --
  Translation adjustment...........        --           --            --         --             --            --        59,329
                                      -------      -------      --------     -------   -----------    -----------    ---------
Balance at December 31, 1994.......     2,020           --            --     45,759     22,145,443    (14,127,983)      59,329
  Issuance of 5,278,529 shares of
    convertible preferred Series
    A-1 stock for $2.080 per share
    in connection with the
    acquisition of LBA.............        --       52,785            --         --     10,925,397            --           --
  Issuance of 1,441,878 shares of
    convertible preferred Series
    A-2 stock for cash at $3.468
    per share......................        --           --        14,419         --      4,985,581            --           --
  Issuance of 1,441,878 shares of
    convertible preferred Series
    A-2 stock for cash at $3.468
    per share......................        --           --        14,419         --      4,985,581            --           --
  Issuance of 12,520 shares of
    common stock at $.429 per share
    upon exercise of options.......        --           --            --        125          5,244            --           --
  Issuance of 55,000 shares of 7%
    preferred stock for conversion
    of bridge financing at $100 per
    share..........................       550           --            --         --      5,499,450            --           --
  Net loss.........................        --           --            --         --             --    (15,124,908)         --
  Translation adjustment...........        --           --            --         --             --            --     (379,019)
                                      -------      -------      --------     -------   -----------   ------------   ---------
Balance at December 31, 1995.......   $ 2,570      $52,785       $28,838     $45,884   $48,546,696   $(29,252,891)  $(319,690)


  Issuance of 70,000 shares of 7%
    preferred stock at $100 per
    share..........................       700           --            --         --      6,999,300            --           --
  Net loss.........................        --           --            --         --             --     (8,042,505)         --
  Translation adjustment...........        --           --            --         --             --            --      (49,497)
                                      -------      -------      --------     -------   -----------   ------------   ---------
Balance at  June 30, 1996..........   $ 3,270      $52,785       $28,838     $45,884   $55,545,996   $(37,295,396)  $(369,187)
                                      =======      =======      ========     =======   ===========   ============   =========


                                         TOTAL
                                     STOCKHOLDERS'
                                        EQUITY
                                     --------------
Balance at February 2, 1994........  $         --
  Issuance of 156,250 shares of 7%
    preferred stock at $100 per
    share..........................    15,625,000
  Issuance of 3,317,850 shares of
    common stock at $.449 per
    share..........................     1,488,727
  Exchange of 288,604 shares of
    common stock at $.449 per share
    in connection with the
    acquisition of HVC Holdings
    Canada Ltd. And HealthVISION
    Corporation....................       129,495
  Issuance of 46,650 share of 7%
    preferred stock at $100 per
    share..........................     4,565,000
  Issuance of 969,464 shares of
    common stock at $.398 per
    share..........................       385,000
  Net loss.........................   (14,127,983)
  Translation adjustment...........        59,329
                                     ------------
Balance at December 31, 1994.......     8,124,568
  Issuance of 5,278,529 shares of
    convertible preferred Series
    A-1 stock for $2.080 per share
    in connection with the
    acquisition of LBA.............    10,978,182
  Issuance of 1,441,878 shares of
    convertible preferred Series
    A-2 stock for cash at $3.468
    per share......................     5,000,000
  Issuance of 1,441,878 shares of
    convertible preferred Series
    A-2 stock at $3.468
    per share......................     5,000,000
  Issuance of 12,520 shares of
    common stock at $.429 per share
    upon exercise of options.......         5,369
  Issuance of 55,000 shares of 7%
    preferred stock for conversion
    of bridge financing at $100 per
    share..........................     5,500,000
  Net loss.........................   (15,124,908)
  Translation adjustment...........      (379,019)
                                     ------------
Balance at December 31, 1995.......  $ 19,104,192


  Issuance of 30,000 shares of 7%
    preferred stock at $100 per
    share..........................     7,000,000
  Net loss.........................    (8,042,505)
  Translation adjustment...........       (49,497)
                                     ------------
Balance at  June 30, 1996..........  $ 18,012,190
                                     ============



                               HealthVISION, Inc.
                  Consolidated Statements of Cash Flows
              For the Six Months Ended June 30, 1995 and 1996
                                (unaudited)




                                                                                                  For the Six
                                                                                          Month Periods Ended June 30,
                                                                                      -----------------------------------
                                                                                          1995                     1996
                                                                                          ----                     ----
                                                                                                   (unaudited)

Cash flows from operating activities:
 Net loss                                                                             $(6,503,279)          $(8,042,505)

 Adjustments to reconcile net loss to net cash used by operating activities:
  Depreciation and amortization                                                           987,459             1,200,908
  Change in operating assets and liabilities:
   Accounts receivable                                                                   (429,184)              (25,297)
   Intercompany receivable                                                                     --               125,874
   Prepaid expenses                                                                       (72,947)             (146,502)
   Accounts payable                                                                       315,232              (883,747)
   Accrued compensation and related liabilities                                           616,017               321,201
   Deferred revenue                                                                      (203,647)               59,099
   Other accrued liabilities                                                              (71,881)             (127,111)
                                                                                      -----------           -----------
     Total adjustments                                                                  1,141,049               524,425
                                                                                      -----------           -----------
     Net cash used in operating activities                                             (5,362,230)           (7,518,080)

Cash flows used by investing activities:
 Purchase of equipment and furniture                                                   (1,467,473)                   --
 Capitalized software development costs                                                        --              (641,813)
                                                                                      -----------           -----------
   Net cash used in investing activities                                               (1,467,473)             (641,813)
                                                                                      -----------           -----------

Cash flows provided by financing activities:
 Proceeds from issuance of 7% redeemable preferred stock                                       --             7,000,000
 Proceeds from long-term debt and bridge financing                                      3,869,382                    --
 Principal payments made on long-term debt and capital leases                            (198,322)             (380,067)
                                                                                      -----------           -----------
   Net cash provided by (used in) financing activities                                  3,671,060             6,619,933
                                                                                      -----------           -----------
Effect of exchange rate changes on cash                                                    70,398               (49,497)
                                                                                      -----------           -----------
Net decrease in cash and equivalents                                                   (3,088,245)           (1,589,457)
Cash and equivalents, beginning of period                                               6,207,043             1,589,457
                                                                                      -----------           -----------
Cash and equivalents, end of period                                                   $ 3,118,798           $        --
                                                                                      ===========           ===========
Supplemental schedule of non-cash investing and financing activities:
 Purchase of equipment under capital lease arrangements                               $        --           $   431,717
                                                                                      ===========           ===========


                               HealthVISION, Inc.

                   Notes to Consolidated Financial Statements

            For the Six-Month Periods Ended June 30, 1996 and 1995

                                  (unaudited)




1. THE COMPANY, ORGANIZATION AND BASIS OF PRESENTATION

     HealthVISION, Inc. (the "Company") was organized as a Delaware corporation on February 2, 1994, began operations on February 15, 1994 and was incorporated to acquire HVC Holdings Canada Ltd., HealthVISION Corporation and their subsidiaries. The Company develops, markets and supports healthcare information products focused on lowering costs of health care and improving clinical processes for integrated delivery systems, hospitals and office-based physicians.

     On February 14, 1994, the Company acquired substantially all of the business, assets, and liabilities of HVC Holdings Canada Ltd., HealthVISION Corporation (the "Predecessor Company") and their subsidiaries for $13,994,016. The transaction was recorded using the purchase method of accounting. Accordingly, a basis of accounting of $13,994,016 was established based on the purchase price, resulting in purchase price in excess of fair market value of net liabilities assumed.

     On September 27, 1995, LBA Health Care Management, Inc., a newly formed subsidiary of the Company, acquired substantially all of the business, assets, and liabilities of LBA Health Care Management, Inc. and Healthcare Data Source, Inc. (collectively, "LBA") for approximately $51,178,000. The transaction was recorded using the purchase method of accounting. Accordingly, a basis of accounting of $49,850,853 was established based on the purchase price, resulting in purchase price in excess of fair market value of net assets acquired.

     The consolidated financial statements include the accounts of HealthVISION, Inc. and its subsidiary companies, all of which are wholly owned, except for LBA, which is being accounted for on the cost basis in accordance with FASB 94 as the Company has committed to sell this subsidiary and therefore control is deemed temporary. These statements reflect the activity of the Company and its subsidiaries, except for LBA, and all related intercompany transactions and balances have been eliminated in consolidation.



     The Company's financial statements have been prepared on the basis that the Company will continue as a going concern. The Company has incurred significant losses of $15,124,908 for the year ended December 31, 1995 and $8,042,505 for the six-month period ended June 30, 1996, resulting in an accumulated deficit of $37,295,396 at June 30, 1996. The Company's future plans include successful completion of additional financing, adjusting the level of its operations to provide the cash necessary to continue operations through at least January 1, 1997 and achieving future profitable operations.

2. INTERIM FINANCIAL INFORMATION



     The financial information for the six-month periods ended June 30, 1995 and 1996 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for such periods. The results for the interim periods are not necessarily indicative of results expected for the entire year ended December 31, 1996.



     These interim financial statements should be read in conjunction with the summary of significant accounting policies and notes to the consolidated financial statements included in the Company's December 31, 1995 consolidated financial statements included elsewhere herein.

                         REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND STOCKHOLDERS
LBA HEALTH CARE MANAGEMENT, INC.

     We have audited the accompanying combined balance sheet of LBA Health Care Management, Inc. and Healthcare Data Source, Inc. (collectively, the "Predecessor Business") as of December 31, 1994, the combined statements of operations and retained earnings, and cash flows for the Predecessor Business for each of the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 through September 27, 1995, the balance sheet of LBA Health Care Management, Inc. as of December 31, 1995, and the statements of operations and retained earnings, and cash flows of LBA Health Care Management, Inc. for the period from September 28, 1995 through December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of LBA Health Care Management, Inc. and Healthcare Data Source, Inc. at December 31, 1994 and 1995, the combined results of their operations and retained earnings, and their cash flows for each of the years ended December 31, 1993, 1994 and for the period from January 1, 1995 through September 27, 1995, and the financial position of LBA Health Care Management, Inc. at December 31, 1995, and the results of its operations and retained earnings, and its cash flows for the period from September 28, 1995 through December 31, 1995 in conformity with generally accepted accounting principles.

                                          ERNST & YOUNG LLP


January 12, 1996, except Note 8
as to which the date is
July 30, 1996

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                                 BALANCE SHEETS
                  PREDECESSOR BUSINESS COMBINED BALANCE SHEET

                                                                                    PREDECESSOR     LBA HEALTH CARE
                                                                                      BUSINESS      MANAGEMENT, INC.
                                                                                    ------------    ----------------
                                                                                    DECEMBER 31,      DECEMBER 31,
                                                                                        1994              1995
                                                                                    ------------    ----------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents......................................................    $  232,181       $  1,824,734
  Accounts receivable............................................................     1,689,854          2,018,297
  Prepaid expenses and other current assets......................................       162,148            197,643
                                                                                    ------------    ----------------
Total current assets.............................................................     2,084,183          4,040,674

Deferred tax asset...............................................................            --          2,150,823
Building, equipment and furniture, net...........................................       865,864          1,012,501
Loan fees and closing costs, net.................................................            --            841,875
Intangibles, net.................................................................            --         44,033,921
                                                                                    ------------    ----------------
Total assets.....................................................................    $2,950,047       $ 52,079,794
                                                                                    ------------    ----------------
                                                                                    ------------    ----------------

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable...............................................................    $   10,017       $    329,581
  Accrued compensation and related liabilities...................................       854,814            210,165
  Other accrued liabilities......................................................            --            200,000
  Customer advances..............................................................        79,172                 --
  Accrued interest...............................................................            --            789,011
  Deferred revenue...............................................................       261,834                 --
  Income taxes payable...........................................................            --            837,309
  Current portion of long-term debt..............................................       183,034          5,121,369
                                                                                    ------------    ----------------
Total current liabilities........................................................     1,388,871          7,487,435

Long-term debt, less current portion.............................................       136,736         30,984,065
Parent company payable...........................................................            --         15,978,181

Commitments and contingencies

STOCKHOLDERS' EQUITY:
  LBA Health Care Management, Inc. common stock, $.01 par value; 100 shares
     authorized, 100 shares issued and outstanding in 1995.......................            --                  1
  LBA common stock, no par value; 1,000,000 shares authorized, 650 shares issued
     and outstanding in 1994.....................................................       129,766                 --
  HDS common stock, $1.00 par value; 10,000 shares authorized, issued and
     outstanding in 1994.........................................................        10,000                 --
  Additional paid-in capital.....................................................       240,000                 --
  Treasury stock.................................................................      (543,090)                --
  Retained earnings..............................................................     1,587,764         (2,369,888)
                                                                                    ------------    ----------------
Total stockholders' equity.......................................................     1,424,440         (2,369,887)
                                                                                    ------------    ----------------
Total liabilities and stockholders' equity.......................................    $2,950,047       $ 52,079,794
                                                                                    ------------    ----------------
                                                                                    ------------    ----------------

                            See accompanying notes.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
  PREDECESSOR BUSINESS COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                                                   LBA HEALTH CARE
                                                             PREDECESSOR BUSINESS                  MANAGEMENT, INC.
                                                 ---------------------------------------------    ------------------
                                                                                 PERIOD FROM         PERIOD FROM
                                                                               JANUARY 1, 1995    SEPTEMBER 28, 1995
                                                  YEARS ENDED DECEMBER 31,         THROUGH             THROUGH
                                                 --------------------------     SEPTEMBER 27,        DECEMBER 31,
                                                    1993           1994             1995                 1995
                                                 -----------    -----------    ---------------    ------------------
Revenue.......................................   $11,108,428    $12,470,708      $10,163,707         $  6,453,677
Cost of revenue...............................     2,919,235      3,918,616        3,453,789            3,616,469
                                                 -----------    -----------    ---------------    ------------------
Gross profit..................................     8,189,193      8,552,092        6,709,918            2,837,208

Operating expenses:
  Product development.........................       487,250        450,944          420,512               49,846
  Sales and marketing.........................     6,231,602      5,734,456        5,462,776              759,261
  General and administrative..................     1,280,222      1,453,120        1,247,578            3,285,856
  Write-off of in-process technology..........            --             --               --            1,580,000
                                                 -----------    -----------    ---------------    ------------------
Total operating expenses......................     7,999,074      7,638,520        7,130,866            5,674,963
                                                 -----------    -----------    ---------------    ------------------
Operating income (loss).......................       190,119        913,572         (420,948)          (2,837,755)

Other income (expense):
  Interest expense............................       (45,404)       (35,834)         (16,230)            (854,181)
  Interest income.............................         7,827         11,683           11,092                8,534
                                                 -----------    -----------    ---------------    ------------------
Total other income (expense)..................       (37,577)       (24,151)          (5,138)            (845,647)
                                                 -----------    -----------    ---------------    ------------------
Income (loss) before income taxes.............       152,542        889,421         (426,086)          (3,683,402)
Benefit for income taxes......................            --             --               --           (1,313,514)
                                                 -----------    -----------    ---------------    ------------------
Net income (loss).............................       152,542        889,421         (426,086)          (2,369,888)
Beginning retained earnings...................       545,801        698,343        1,587,764                   --
                                                 -----------    -----------    ---------------    ------------------
Ending retained earnings
  (accumulated deficit).......................   $   698,343    $ 1,587,764      $ 1,161,678         $ (2,369,888)
                                                 -----------    -----------    ---------------    ------------------
                                                 -----------    -----------    ---------------    ------------------

                            See accompanying notes.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                            STATEMENTS OF CASH FLOWS
             PREDECESSOR BUSINESS COMBINED STATEMENTS OF CASH FLOWS

                                                                                                      LBA HEALTH CARE
                                                                 PREDECESSOR BUSINESS                 MANAGEMENT, INC.
                                                      -------------------------------------------    ------------------
                                                                                    PERIOD FROM         PERIOD FROM
                                                                                  JANUARY 1, 1995    SEPTEMBER 28, 1995
                                                      YEARS ENDED DECEMBER 31,        THROUGH             THROUGH
                                                      ------------------------     SEPTEMBER 27,        DECEMBER 31,
                                                        1993           1994            1995                 1995
                                                      ---------      ---------    ---------------    ------------------
OPERATING ACTIVITIES
Net income (loss)..................................   $ 152,542      $ 889,421      $  (426,086)        $ (2,369,888)
Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation and amortization....................     142,569        248,652          254,146              166,474
  Amortization of intangibles......................          --             --               --            4,813,997
  Write-off of in-process technology...............          --             --               --            1,580,000
  Deferred tax assets..............................          --             --               --           (2,150,823)
  Changes in operating assets and liabilities:
    Accounts receivable............................      17,376       (841,353)          40,442             (368,885)
    Prepaid expenses and other assets..............      30,743       (130,399)         (12,588)             (22,907)
    Accounts payable...............................     (47,876)        (3,041)          (4,496)             323,873
    Accrued compensation and related liabilities...     332,922        192,074         (682,140)              37,491
    Other accrued liabilities......................          --             --               --              200,000
    Customer advances..............................          --         79,172           64,805             (143,977)
    Accrued interest...............................          --             --               --              789,011
    Deferred revenue...............................    (358,839)       101,733        1,494,374           (1,756,208)
    Income taxes payable...........................          --             --               --              837,309
                                                      ---------      ---------    ---------------    ------------------
Net cash provided by operating activities..........     269,437        536,259          728,457            1,935,467
INVESTING ACTIVITIES
Purchases of building, equipment and furniture.....    (203,300)      (483,565)        (163,259)            (278,168)
Acquisition of LBA Health Care Management, Inc. and
  Healthcare Data Source, Inc., less cash and cash
  equivalents of $397,517..........................          --             --               --          (39,802,483)
                                                      ---------      ---------    ---------------    ------------------
Net cash used in investing activities..............    (203,300)      (483,565)        (163,259)         (40,080,651)
FINANCING ACTIVITIES
Proceeds from acquisition debt, net of loan fees...          --             --               --           35,000,000
Proceeds from sale of parent company stock in
  relation to acquisition..........................          --             --               --            5,000,000
Principal payments on debt.........................    (189,086)      (130,999)        (192,183)             (30,082)
Issuance of common stock in formation of HDS.......          --        250,000               --                   --
                                                      ---------      ---------    ---------------    ------------------
Net cash (used in) provided by financing
  activities.......................................    (189,086)       119,001         (192,183)          39,969,918
                                                      ---------      ---------    ---------------    ------------------
Net (decrease) increase in cash....................    (122,949)       171,695          373,015            1,824,734
Cash at beginning of period........................     183,435         60,486          232,181                   --
                                                      ---------      ---------    ---------------    ------------------
Cash at end of period..............................   $  60,486      $ 232,181      $   605,196         $  1,824,734
                                                      ---------      ---------    ---------------    ------------------
                                                      ---------      ---------    ---------------    ------------------
Supplemental schedule of non-cash investing and
  financing activities:
  Issuance of parent company stock in relation to
    acquisition, net of capital contribution.......   $      --      $      --      $        --         $ 10,978,181
                                                      ---------      ---------    ---------------    ------------------
                                                      ---------      ---------    ---------------    ------------------
  Cash paid for interest...........................   $  45,404      $  35,834      $    16,230         $     65,170
                                                      ---------      ---------    ---------------    ------------------
                                                      ---------      ---------    ---------------    ------------------
  Equipment and furniture obtained through capital
    lease financing................................   $  35,501      $  57,318      $    52,538         $    147,455
                                                      ---------      ---------    ---------------    ------------------
                                                      ---------      ---------    ---------------    ------------------

                            See accompanying notes.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1995 AND 1994

1. THE COMPANY, ORGANIZATION AND BASIS OF PRESENTATION


     On September 27, 1995, LBA Health Care Management, Inc. (the "Company") acquired substantially all of the business, assets, and liabilities of LBA Health Care Management, Inc. and Healthcare Data Source, Inc. (collectively, the "Predecessor Business") pursuant to the terms of the Purchase Agreement dated September 25, 1995 between HealthVISION, Inc., the parent of the Company, and the Predecessor Business. The Company is now a wholly-owned subsidiary of HealthVISION, Inc. The Company provides consulting and marketing services to health care providers.


     The aggregate purchase price (including closing costs) of the Predecessor Business was $51,178,182. The acquisition was financed through $5,000,000 in cash, the issuance of debt aggregating $35,000,000, and the issuance of $10,978,182 of HealthVISION, Inc.'s, the parent company's, stock. The business acquisition was accounted for by the purchase method and the results of operations of the Predecessor Business are included in the Company's financial statements beginning September 28, 1995. The allocation of the purchase price was as follows:

Total purchase price.............................................................   $51,178,182
Fair market value of net tangible assets acquired................................      (808,389)
                                                                                    -----------
Excess purchase price over fair market value of net tangible assets acquired
  ("excess purchase price")......................................................   $50,369,793
                                                                                    -----------
                                                                                    -----------
Allocation of excess purchase price:
Goodwill.........................................................................   $19,079,793
Covenant-not-to-compete..........................................................    13,700,000
Value enhancements...............................................................     9,310,000
Assembled work force.............................................................     3,000,000
Backlog..........................................................................     3,700,000
In-process technology............................................................     1,580,000
                                                                                    -----------
                                                                                    $50,369,793
                                                                                    -----------
                                                                                    -----------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  REVENUE RECOGNITION

     Revenue is recognized ratably over the estimated time to complete a contract which is six to twelve months in duration.

     The Company has offered Value Enhancement systems to health care providers throughout the United States. As part of the Value Enhancement Programs, the Company has guaranteed that each customer will achieve cost savings. In the event such cost savings are not achieved, the Company may be subject to claims related to such guarantees. The Company or its predecessor did not incur any such claims during the periods ended December 31, 1993, 1994 and 1995. No reserves are maintained for any potential future claims.

  ACCOUNTS RECEIVABLE

     Receivable balances represent amounts due primarily from hospitals in the United States for consulting work performed. The Company performs ongoing credit evaluations of these companies and generally does not require collateral.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued
  UNBILLED RECEIVABLES

     Unbilled receivables represent recoverable costs and accrued profit related to contracts on which revenue has been recognized, but billings have not been presented to the customer.

  INTANGIBLES

     Intangibles reflect the allocation of excess purchase price resulting from the acquisition of the Predecessor Business. Amortization is based upon the periods of expected economic benefit which are as follows: goodwill -- 20 years, covenants-not-to-compete -- 3 years, value enhancements -- 2.5 years, backlog -- 1 year, and assembled workforce -- 3 years.

     Acquired technology which is in process, has not reached technological feasibility, and has no alternative future use is written-off in the period in which it is acquired. The write-off of in-process technology was $1,580,000 for the period September 28, 1995 through December 31, 1995.

     Intangibles consist of the following:

                                                                                  DECEMBER 31,
                                                                       ----------------------------------
                                                                              1994               1995
                                                                       -------------------    -----------
Goodwill............................................................   $       --             $19,079,793
Covenant-not-to-compete.............................................           --              13,700,000
Value enhancements..................................................           --               9,310,000
Assembled work force................................................           --               3,000,000
Backlog.............................................................           --               3,700,000
                                                                       -------------------    -----------
                                                                               --              48,789,793
Less accumulated amortization.......................................           --              (4,755,872)
                                                                       -------------------    -----------
Intangibles, net....................................................   $       --             $44,033,921
                                                                       -------------------    -----------
                                                                       -------------------    -----------

     Amortization has been expensed in the accompanying statements of operations as cost of revenue of $1,911,033 and general and administrative of $2,844,839.

     The Company performs evaluations as of each balance sheet date assessing the recoverability and amortization of intangibles by determining whether the intangibles can be recovered through the estimated undiscounted cash flows of the businesses acquired over the remaining amortization period. The Company considers external factors relating to each acquired business, including technological advances, competition, regulatory developments and trends of the businesses and other pertinent factors in making its assessment. The Company does not believe there are currently any factors that would require an adjustment to the carrying value of its intangibles or their remaining lives as of December 31, 1995.

  BUILDING, EQUIPMENT AND FURNITURE

     Building, equipment and furniture are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are as follows:

Building..........................................................     30 years
Office equipment..................................................    4-5 years
Computer equipment................................................      3 years
Furniture and fixtures............................................      6 years

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued
  USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  RECLASSIFICATIONS

     Certain prior year balances have been reclassified to conform to the 1995 presentation. Additionally, retained earnings at January 1, 1993 was restated to properly account for a prior period adjustment in the amount of $518,940.

3. INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 ("Statement 109"), "Accounting for Income Taxes". Under Statement 109, the liability method is used to account for income taxes. Under this method, deferred taxes and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     The Predecessor Business elected to be classified as an S corporation under
Section 1362 of the Internal Revenue Code for federal and state income tax purposes. Accordingly, federal income taxes on any earnings were payable by the Predecessor Business' stockholders and not the S corporations themselves; state income taxes were immaterial and were payable by both the Predecessor Business and its stockholders. The provision for income taxes for the years ended December 31, 1993 and 1994 and for the period from January 1, 1995 through September 27, 1995 were immaterial and are not separately disclosed in the accompanying financial statements.

     Significant components of the Company's deferred tax liabilities and assets as of December 31, 1995 are as follows:

Deferred tax liabilities:
  Basis difference in acquired assets.............................................   $  153,532

Deferred tax assets:
  Basis difference in acquired assets.............................................    2,304,355
  Valuation allowance for deferred tax assets.....................................       --
                                                                                     ----------
Net deferred tax assets...........................................................   $2,150,823
                                                                                     ----------
                                                                                     ----------

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

3. INCOME TAXES -- Continued
     Significant components of the provision for income taxes are as follows:

                                                                PERIOD FROM
                                                             SEPTEMBER 28, 1995
                                                                  THROUGH
                                                             DECEMBER 31, 1995
                                                             ------------------
Current:
  Federal.................................................      $    694,354
  State...................................................           142,955
                                                             ------------------
Total current.............................................           837,309
Deferred:
  Federal.................................................        (1,783,609)
  State...................................................          (367,214)
                                                             ------------------
Total deferred............................................        (2,150,823)
                                                             ------------------
                                                                $ (1,313,514)
                                                             ------------------
                                                             ------------------

4. BUILDING, EQUIPMENT AND FURNITURE

                                                                             DECEMBER 31,
                                                                       ------------------------
                                                                          1994          1995
                                                                       ----------    ----------
Building............................................................   $  184,022    $   --
Office equipment....................................................      178,072       198,204
Computer equipment..................................................      747,053     1,117,915
Furniture and fixtures..............................................      308,955       559,380
                                                                       ----------    ----------
                                                                        1,418,102     1,875,499
Less accumulated depreciation and amortization......................     (552,238)     (862,998)
                                                                       ----------    ----------
Building, equipment and furniture, net..............................   $  865,864    $1,012,501
                                                                       ----------    ----------
                                                                       ----------    ----------

5. LONG-TERM DEBT

     Long-term debt consists of the following at:

                                                                                               DECEMBER 31,
                                                                                          -----------------------
                                                                                            1994         1995
                                                                                          --------    -----------
Revolving credit note payable pursuant to $25,750,000 Senior Credit Agreement with senior bank (interest accrues at prime plus 0.50% for prime rate loans and at the
  LIBOR rate plus 3.00% on $15,450,000 and 1.50% on $10,300,000); the Company's average borrowing rate at December 31, 1995 was 8.3%; borrowings under agreement are payable
  in quarterly installments of varying amounts through September 1999..................   $  --       $25,750,000
Note payable pursuant to $10,150,000 Subordinated Credit Agreement with bank (interest accrues at the prime rate plus 0.50% for prime rate loans and at the LIBOR rate plus
  1.50% for Eurodollar loans); the Company's average borrowing rate at December 31,
  1995 was 7.6%; borrowings under agreement are payable in September 1999..............      --        10,150,000
Notes payable resulting from common stock repurchases from former stockholders, bearing interest at 8.9% per annum due in varying monthly installments plus interest through
  September 1995.......................................................................    114,739        --

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

5. LONG-TERM DEBT -- Continued

                                                                                               DECEMBER 31,
                                                                                          -----------------------
                                                                                            1994         1995
                                                                                          --------    -----------
Note payable bearing interest at 7.5% per annum payable in monthly installments plus
  interest through January 2003........................................................     93,032        --
Note payable bearing interest at 12% per annum payable in monthly installments plus
  interest through November 1996.......................................................     22,557         11,256
Capital lease obligations bearing interest at rates ranging from 8 to 12% per annum
  payable in varying monthly installments plus interest through September 1998.........     89,442        194,178
                                                                                          --------    -----------
                                                                                           319,770     36,105,434
Less current portion...................................................................   (183,034)    (5,121,369)
                                                                                          --------    -----------
Long-term debt.........................................................................   $136,736    $30,984,065
                                                                                          --------    -----------
                                                                                          --------    -----------

     Future payments are due as follows for the periods ended December 31:

                                                                  NOTES       CAPITAL LEASE
                                                                 PAYABLE       OBLIGATIONS
                                                               -----------    -------------
1996........................................................   $ 5,011,256      $ 110,113
1997........................................................     5,750,000         64,777
1998........................................................     6,500,000         42,984
1999........................................................    18,650,000        --
                                                               -----------    -------------
Total minimum payments......................................   $35,911,256        217,874
                                                               -----------
                                                               -----------
Less amount representing interest...........................                      (23,696)
                                                                              -------------
Present value of minimum payments...........................                    $ 194,178
                                                                              -------------
                                                                              -------------

     Equipment and furniture under capital leases at December 31, 1995 totaled $329,813 ($185,067 at December 31, 1994) and is included in building, equipment and furniture in the accompanying balance sheets. The related accumulated amortization at December 31, 1995 totaled $87,957 ($98,544 at December 31,
1994). Amortization of assets recorded under capital leases is included in depreciation expense.

  LOAN FACILITIES

     On September 27, 1995, the Company entered into a Senior Credit Agreement by and between the Company and the senior bank. Subject to the terms and conditions of the Senior Credit Agreement, the Company is entitled to borrow up to $25,750,000 from the senior bank, on a revolving basis, through the maturity date of the credit facility, which is September 1999. The Company's obligations under the Senior Credit Agreement are secured by a security interest in favor of the senior bank in substantially all of the assets of the Company. In addition, HealthVISION, Inc., the parent of the Company, provided a security interest in substantially all of its assets, including its shares of capital stock in subsidiary and affiliated corporations, to secure the obligations of the Company to the senior bank under the Senior Credit Agreement, and HealthVISION, Inc. provided an unlimited guaranty in favor of the senior bank with respect to the obligations of the Company under the Senior Credit Agreement. Similarly, another subsidiary of HealthVISION, Inc. granted a security interest in substantially all of its assets, including its shares of capital stock of its subsidiary and affiliated corporations, to secure the obligations of the Company to the senior bank under the Senior Credit Agreement, and an unlimited guaranty in favor of the senior bank with respect to the obligations of the Company and the Senior Credit Agreement.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

5. LONG-TERM DEBT -- Continued
     A second and subordinated credit facility in the amount of $10,150,000 was entered into by and between the Company and a bank pursuant to a Credit Agreement by and between the Company and a bank also dated September 27, 1995 (the "Subordinated Credit Agreement"). To secure these obligations, the Company granted a security interest in substantially all of its assets in favor of the bank. HealthVISION, Inc., the parent of the Company, granted a security interest to the bank in its shares of capital stock in its subsidiaries and affiliates to secure the obligations of the Company under the Subordinated Credit Agreement. HealthVISION, Inc. also provided an unlimited guaranty of the Company's obligations under the Subordinated Credit Agreement and major stockholders of HealthVISION, Inc. provided limited guaranties in favor of the bank with respect to the Company's obligations under the Subordinated Credit Agreement similar to those provided for the senior bank. In addition, the bank received a $9,239,000 letter of credit bearing an interest rate of 1.5%, due quarterly, if the letter of credit is outstanding, naming the bank as beneficiary.

     The agreements contain certain restrictive covenants, including the maintenance of certain financial ratios and limitations on additional borrowings, mergers, acquisitions, dispositions and the payment of dividends. The agreements also provide for additional payments of principal from excess cash flow.

6. COMMITMENTS AND CONTINGENCIES

     The Company leases substantially all of its office facilities under noncancelable operating leases having initial terms greater than one year. Future minimum lease payments under noncancelable operating leases are as follows for the periods ended December 31:

1996........................................................................      $511,404
1997........................................................................       527,856
1998........................................................................       404,728
                                                                               -----------
                                                                                $1,443,988
                                                                               -----------
                                                                               -----------

     Rent expense was $97,423 for the period from September 28, 1995 through December 31, 1995 ($232,789 for the period from January 1, 1995 through September 27, 1995 and $261,246 and $195,632 for the years ended December 31, 1994 and 1993, respectively).

     The Predecessor Business maintained a $350,000 line of credit with a bank that expires on January 20, 1996. There were no advances on the line of credit as of December 31, 1995.

7. EMPLOYEE RETIREMENT AND SAVINGS PLAN

     The Company has a qualified 401(k) savings plan (the "Plan"). Under the Plan, full time employees with one year of service may defer a portion of their salary. At the discretion of the Board of Directors, the Company may also make a matching contribution for all eligible employees. Contributions by the Company to the Plan were $18,842, $82,866, $86,512 and $81,070 for the period from September 28, 1995 through December 31, 1995, the period from January, 1995 through September 27, 1995 and the years ended December 31, 1994 and 1993, respectively.

8. SUBSEQUENT EVENT

     On July 19, 1996, HealthVISION, Inc. entered into a definitive agreement to sell the Company.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
        AND HEALTHCARE DATA SOURCE, INC. (HDS) -- PREDECESSOR BUSINESS)

                   NOTES TO FINANCIAL STATEMENTS -- CONTINUED

8. SUBSEQUENT EVENT -- Continued
LEGAL PROCEEDINGS

     The Company is currently a defendant to a civil complaint filed April 26, 1996, in the United States District Court of Colorado, by a former employee. The complaint alleges that the former employee was unlawfully discharged from the the Company. The Company believes that the suit is without merit and intends to defend its position vigorously. While the ultimate outcome of this lawsuit can not be determined at this time, management does not believe that this matter will have a material adverse effect on the financial position, cash flows or results of operations of the Company.


     In connection with the purchase by HealthVISION, Inc. in September 1995 of the assets of the predecessor of LBA, a current minority stockholder of HealthVISION, Inc. threatened suit. The Company and certain other parties executed an agreement on July 30, 1996, which, upon consummation of the Company's contemplated transaction with HCIA Inc., will resolve any disagreements between the parties as of that date and provides for a release of all claims.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
          AND HEALTHCARE DATA SOURCE, INC. (HDS)-PREDECESSOR BUSINESS)

                                 BALANCE SHEET


                                  (UNAUDITED)



                                                                                  DECEMBER 31,          JUNE 30,
                                                                                      1995                1996
                                                                                ----------------    ----------------
ASSETS
Current assets:
  Cash and cash equivalents..................................................     $  1,824,734        $  1,591,344
  Accounts receivable........................................................        2,018,297           3,781,033
  Prepaid expenses and other current assets..................................          197,643             354,368
                                                                                ----------------    ----------------
       Total current assets..................................................        4,040,674           5,726,745
Deferred tax asset...........................................................        2,150,823           4,832,961
Equipment and furniture, net.................................................        1,012,501           1,539,189
Loan fees and closing costs, net.............................................          841,875             778,508
Intangibles, net.............................................................       44,033,921          35,902,522
                                                                                ----------------    ----------------
       Total assets..........................................................     $ 52,079,794        $ 48,779,925
                                                                                ----------------    ----------------
                                                                                ----------------    ----------------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...........................................................     $    329,581        $    151,828
  Accrued compensation and related liabilities...............................          210,165             100,000
  Other accrued liabilities..................................................          200,000            --
  Accrued interest...........................................................          789,011            --
  Deferred revenue...........................................................         --                  --
  Income taxes payable.......................................................          837,309           2,954,705
  Current portion of long-term debt..........................................        5,121,369           4,824,297
                                                                                ----------------    ----------------
       Total current liabilities.............................................        7,487,435           8,030,830
Long-term debt, less current portion.........................................       30,984,065          28,217,680
Parent company payable.......................................................       15,978,181          15,978,181

Commitments

Stockholders' equity:
  LBA Health Care Management, Inc. common stock, $.01 par value; 100 shares
     authorized, 100 shares issued and outstanding in 1995 and 1996..........                1                   1
  Accumulated deficit........................................................       (2,369,888)         (3,446,767)
                                                                                ----------------    ----------------
       Total stockholders' equity............................................       (2,369,887)         (3,446,766)
                                                                                ----------------    ----------------
       Total liabilities and stockholders' equity............................     $ 52,079,794        $ 48,779,925
                                                                                ----------------    ----------------
                                                                                ----------------    ----------------


                            See accompanying notes.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
          AND HEALTHCARE DATA SOURCE, INC. (HDS)-PREDECESSOR BUSINESS)

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
  PREDECESSOR BUSINESS COMBINED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                  (UNAUDITED)


                                                                                                  LBA HEALTH CARE
                                                                      PREDECESSOR BUSINESS        MANAGEMENT, INC.
                                                                     ----------------------    ----------------------
                                                                          PERIOD FROM               PERIOD FROM
                                                                        JANUARY 1, 1995           JANUARY 1, 1996
                                                                     THROUGH JUNE 30, 1995     THROUGH JUNE 30, 1996
                                                                     ----------------------    ----------------------
Revenue...........................................................         $6,294,778               $ 14,422,205
Cost of revenue...................................................          2,447,545                  8,349,869
                                                                     ----------------------    ----------------------
Gross profit......................................................          3,847,233                  6,072,336
Operating expenses:
  Product development.............................................            121,500                     19,436
  Sales and marketing.............................................          2,755,930                  1,218,239
  General and administrative......................................            584,219                  5,045,442
                                                                     ----------------------    ----------------------
       Total operating expenses...................................          3,461,649                  6,283,117
                                                                     ----------------------    ----------------------
Operating income..................................................            385,584                   (210,781)
Other income (expense):
  Interest expense................................................            (10,093)                (1,464,957)
  Interest income.................................................          --                            34,117
                                                                     ----------------------    ----------------------
       Total other income (expense)...............................            (10,093)                (1,430,840)
                                                                     ----------------------    ----------------------
Income (loss) before income taxes.................................            375,491                 (1,641,621)
Benefit for income taxes..........................................          --                          (564,742)
                                                                     ----------------------    ----------------------
Net income (loss).................................................            375,491                 (1,076,879)
Beginning retained earnings (accumulated deficit).................          1,587,764                 (2,369,888)
                                                                     ----------------------    ----------------------
Ending retained earnings (accumulated deficit)....................         $1,963,255               $ (3,446,767)
                                                                     ----------------------    ----------------------
                                                                     ----------------------    ----------------------


                            See accompanying notes.

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
          AND HEALTHCARE DATA SOURCE, INC. (HDS)-PREDECESSOR BUSINESS)

                            STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)


                                                                                                  LBA HEALTH CARE
                                                                      PREDECESSOR BUSINESS        MANAGEMENT, INC.
                                                                     ----------------------    ----------------------
                                                                          PERIOD FROM               PERIOD FROM
                                                                        JANUARY 1, 1995           JANUARY 1, 1996
                                                                     THROUGH JUNE 30, 1995     THROUGH JUNE 30, 1996
                                                                     ----------------------    ----------------------
Operating activities
Net income (loss).................................................         $  375,491               $ (1,076,879)
Adjustments to reconcilie net income (loss) to net cash provided by operating activities:
     Depreciation and amortization................................            170,000                    298,177
     Amortization of intangibles..................................          --                         8,194,766
     Gain on sale of equipment....................................          --                           (25,092)
     Deferred tax assets..........................................          --                        (2,682,138)
     Changes in operating assets and liabilities:
       Accounts receivable........................................            387,146                 (1,762,736)
       Prepaid expenses and other assets..........................             (8,329)                  (156,725)
       Accounts payable...........................................              2,932                   (177,753)
       Accrued compensation and related liabilities...............           (841,902)                  (110,165)
       Other accrued liabilities..................................          --                          (200,000)
       Customer advances..........................................            (79,172)                --
       Accrued interest...........................................          --                          (789,011)
       Deferred revenue...........................................            655,358                 --
       Income taxes payable.......................................          --                         2,117,396
                                                                         ------------          ----------------------
Net cash provided by operating activities.........................            661,524                  3,629,840

Investing activities
Purchases of equipment and furniture..............................           (124,233)                  (827,373)
Proceeds from sale of equipment...................................          --                            27,600
                                                                         ------------          ----------------------
Net cash used in investing activities.............................           (124,233)                  (799,773)

Financing activities
Principal payments on debt........................................            (57,331)                (3,063,457)
                                                                         ------------          ----------------------
Net cash used in financing activities.............................            (57,331)                (3,063,457)
                                                                         ------------          ----------------------
Net (decrease) increase in cash...................................            479,960                   (233,390)
Cash at beginning of period.......................................            232,181                  1,824,734
                                                                         ------------          ----------------------
Cash at end of period.............................................         $  712,141               $  1,591,344
                                                                         ------------          ----------------------
                                                                         ------------          ----------------------
Supplemental schedule of non-cash investing and financing
  activities:
     Cash paid for interest.......................................         $   10,093               $  2,253,968
                                                                         ------------          ----------------------
                                                                         ------------          ----------------------
     Equipment and furniture obtained through capital lease
       financing..................................................         $   28,406               $ --
                                                                         ------------          ----------------------
                                                                         ------------          ----------------------

                        LBA HEALTH CARE MANAGEMENT, INC.
                (FORMERLY LBA HEALTH CARE MANAGEMENT, INC. (LBA)
          AND HEALTHCARE DATA SOURCE, INC. (HDS)-PREDECESSOR BUSINESS)


                         NOTES TO FINANCIAL STATEMENTS
                                  (UNAUDITED)
                             JUNE 30, 1995 AND 1996


1. THE COMPANY, ORGANIZATION AND BASIS OF PRESENTATION


     On September 27, 1995, LBA Health Care Management, Inc. (the "Company") acquired substantially all of the business, assets, and liabilities of LBA Health Care Management, Inc. and Heathcare Data Source, Inc. (collectively, the "Predecessor Business") pursuant to the terms of the Purchase Agreement dated September 25, 1995 between HealthVISION, Inc., the parent of the Company and the Predecessor Business. The Company is now a wholly owned subsidiary of HealthVISION, Inc. The Company provides consulting and marketing services to health care providers.



     The aggregate purchase price (including closing costs) of the Predecessor Business was $51,178,182. The acquisition was financed through $5,000,000 in cash, the issuance of debt aggregating $35,000,000, and the issuance of $10,978,182 of HealthVISION, Inc.'s stock. The business acquisition was accounted for by the purchase method and the results of operations of the Predecessor Business are included in the Company's financial statements for the six months ended June 30, 1996. The allocation of the purchase price was as follows:



Total purchase price...........................................................   $51,178,182
Fair market value of net tangible assets acquired..............................      (808,389)
                                                                                  -----------
Excess purchase price over fair market value of net tangible assets
  acquired ("excess purchase price")...........................................   $50,369,793
                                                                                  -----------
                                                                                  -----------

Allocation of excess purchase price:

Goodwill.......................................................................   $19,079,793
Covenant-not-to-compete........................................................    13,700,000
Value enhancements.............................................................     9,310,000
Assembled work force...........................................................     3,000,000
Backlog........................................................................     3,700,000
In-process technology..........................................................     1,580,000
                                                                                  -----------
                                                                                  $50,369,793
                                                                                  -----------
                                                                                  -----------



2. INTERIM FINANCIAL INFORMATION



The financial information at June 30, 1996 and for the six-month periods ended June 30, 1995 and 1996 is unaudited but includes all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for such periods. The results for the interim periods are not necessarily indicative of results expected for the entire year ended December 31, 1996.


These interim financial statements should be read in conjunction with the summary of significant accounting policies and notes to the financial statements included in the Company's December 31, 1995 financial statements included elsewhere in this Registration Statement.


3. INTANGIBLE AMORTIZATION



Amortization has been expensed in the accompanying statements of operations as cost of revenue of $3,698,334 and general and administrative of $4,430,065.

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION




     The following unaudited pro forma consolidated balance sheets and statements of operations have been derived from the Company's balance sheets as of December 31, 1995 and June 30, 1996 and the statement of operations for the year ended December 31, 1995 and the six months ended June 30, 1996. Adjustments have been made to such information to give effect to (i) the April 28, 1995 acquisition of all of the outstanding capital stock of Datis Corporation, (ii) the December 15, 1995 acquisition of the CHAMP unit of William M. Mercer, Incorporated ("CHAMP") (iii) the November 29, 1995 acquisition of the minority interest in CHKS, Ltd. ("CHKS") (iv) the May 14, 1996 acquisition of all of the capital stock of Response Healthcare Information Management, Inc., and (v) the August 9, 1996 acquisition of LBA, as if such acquisitions had occurred immediately before the beginning of the periods presented. Adjustments have also been made to give effect to the Offering and the application of the estimated net proceeds to the Company therefrom.



     The following unaudited pro forma statement of operations is not necessarily indicative of future results of operations of the Company or the results which would have resulted had the operations and management of the Company, Datis, the CHAMP unit of Mercer, the minority interest in CHKS, Response and LBA been combined during the periods presented. In addition, the pro forma results are not intended to be a projection of future results. The unaudited consolidated pro forma statement of operations should be read in conjunction with the financial statements of Datis, the CHAMP unit of Mercer and LBA, including the notes thereto, and the consolidated financial statements of the Company, including the notes thereto, included elsewhere herein.

                           HCIA INC. AND SUBSIDIARIES

                            PRO FORMA BALANCE SHEET

                            AS OF DECEMBER 31, 1995
                                 (IN THOUSANDS)
                                  (UNAUDITED)


                                                              RESPONSE        LBA
                                                              PRO FORMA    PRO FORMA                     OFFERING      PRO FORMA,
                        HCIA    RESPONSE    LBA    COMBINED  ADJUSTMENTS  ADJUSTMENTS        PRO FORMA  ADJUSTMENTS    AS ADJUSTED
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------
ASSETS
Current Assets:
  Cash and cash
    equivalents....... $  3,190  $  517   $ 1,824  $ 5,531     $   --      $     --          $  5,531    $     --       $   5,531
  Short-term
  investments.........   23,280     --        --    23,280      (6,200)(11)  (14,600)(17)       2,480       17,052(22)     19,532
  Trade accounts
  receivable..........   16,623     482     2,018   19,123         (35)(12)      --            19,088          --          19,088
  Prepaid expenses....    2,236     354       198    2,788         --            --             2,788          --           2,788
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------
      Total current
      assets..........   45,329   1,353     4,040   50,722      (6,235)      (14,600)          29,887       17,052         46,939

Furniture and
equipment, net........    6,576     319     1,013    7,908         --            --             7,908          --           7,908
Computer software
costs, net............   11,012     --        --    11,012         182(10)       --            11,194          --          11,194
Other intangible
assets................   42,338      81    44,034   86,453         463(10)    20,257(16)(19)  107,173          --         107,173
Net deferred tax
asset.................    3,090     221     2,151    5,462         --         18,183(18)       23,645          --          23,645
Other.................       56     170       842    1,068        (170)(12)      --               898          --             898
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------
      Total assets.... $108,401  $2,144   $52,080  $162,625    $(5,760)    $  23,840         $180,705    $  17,052      $ 197,757
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.... $    732  $   82   $   330  $  1,144    $   --      $     --          $  1,144    $     --       $   1,144
  Accrued salaries,
    benefits and other
    liabilities.......    4,222      39     1,199     5,460        584(12)       --             6,044          --           6,044
  Capital lease
  obligations.........      174      26       --        200        --            --               200          --             200
  Notes payable.......    2,265     --      5,122     7,387        --          4,878(17)       12,265      (10,000)(22)     2,265
  Income taxes
    payable.............  1,098     --        837     1,935        --            --             1,935          --           1,935
  Deferred revenue....    1,167      25       --      1,192        --            --             1,192          --           1,192
                      --------  --------  -------  --------  -----------  -----------        --------- -----------    -----------
      Total current
        liabilities...    9,658     172     7,488    17,318        584         4,878           22,780      (10,000)        12,780

Notes payable.........      699     250    46,963    47,912       (250)(12)   29,037(17)       76,699      (76,000)(22)       699
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------
      Total
      liabilities.....   10,357     422    54,451    65,230        334        33,915           99,479      (86,000)        13,479
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------
Stockholders' equity:
  Common stock -- $.01
    par value;
    15,000,000 shares
    authorized;
    8,955,932 shares
    outstanding as of
    December 31,
    1995..............       90      10       --        100        (10)(14)        5(21)           95           20(22)        115
  Additional paid in
    capital...........  102,882   3,119       --    106,001     (3,119)(14)   28,710(21)      131,592      103,032(22)    234,624
  Accumulated
  deficit.............   (4,953)   (638)   (2,371)   (7,962)    (3,734)(14)  (38,790)(21)     (50,486)          --        (50,486)
  Treasury stock......      --     (769)      --       (769)       769(14)       --               --            --            --
  Cumulative
    unrealized
    depreciation......       44     --        --         44        --            --                44           --             44
  Cumulative effect of
    currency
    translation
    adjustment........      (19)    --        --        (19)       --            --               (19)          --            (19)
                      --------  --------  -------  --------  -----------    -----------      ---------  -----------      ----------
      Total
      stockholders'
      equity..........   98,044   1,722    (2,371)   97,395     (6,094)      (10,075)          81,226      103,052        184,278
                      --------  --------  -------  --------  -----------    -----------      ---------  -----------      ----------
      Total
        liabilities
        and
        stockholders'
        equity........ $108,401  $2,144   $52,080  $162,625    $(5,760)    $  23,840         $180,705    $  17,052      $ 197,757
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------
                      --------  --------  -------  --------  -----------  -----------        ---------  -----------    -----------

                           HCIA INC. AND SUBSIDIARIES

                            PRO FORMA BALANCE SHEET


                              AS OF JUNE 30, 1996
                                 (IN THOUSANDS)
                                  (UNAUDITED)



                                                                                LBA
                                                                             PRO FORMA                      OFFERING    PRO FORMA,
                                                 HCIA      LBA    COMBINED  ADJUSTMENTS        PRO FORMA  ADJUSTMENTS  AS ADJUSTED
                                               --------  -------  --------  -----------        ---------  -----------  -----------
ASSETS
Current Assets:
 Cash and cash equivalents..................... $  6,387 $ 1,591  $ 7,978    $  --             $  7,978    $  --        $   7,978
 Short-term investments........................   19,752   --      19,752      (14,600)(17)       5,152       17,052(22)   22,204
 Trade accounts receivable.....................   24,531   3,781   28,312       --               28,312       --           28,312
 Prepaid expenses..............................    3,167     354    3,521       --                3,521       --            3,521
                                               --------  -------  --------  -----------        ---------  -----------  -----------
     Total current assets......................   53,837   5,726   59,563      (14,600)          44,963       17,052       62,015

Furniture and equipment, net...................    7,554   1,539    9,093       --                9,093       --            9,093
Computer software costs, net...................   15,086   --      15,086       --               15,086       --           15,086
Other intangible assets........................   43,012  35,903   78,915       27,080(16)(19)  105,995       --          105,995
Net deferred tax asset.........................    3,697   4,833    8,530       15,501(18)       24,031       --           24,031
Other..........................................      868     779    1,647       --                1,647       --            1,647
                                               --------  -------  --------  -----------        ---------  -----------  -----------
     Total assets.............................. $124,054 $48,780  $172,834   $  27,981         $200,815    $  17,052    $ 217,867
                                               --------  -------  --------  -----------        ---------  -----------  -----------
                                               --------  -------  --------  -----------        ---------  -----------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable.............................. $ 1,211  $   152  $ 1,363    $  --             $  1,363    $  --        $   1,363
 Accrued salaries, benefits and other
   liabilities.................................   4,959      100    5,059       --                5,059       --            5,059
 Capital lease obligations.....................     116    --         116       --                  116       --              116
 Notes payable.................................   2,160    4,824    6,984        5,176(17)       12,160      (10,000)(22)   2,160
 Income taxes payable..........................   1,413    2,955    4,368       --                4,368       --            4,368
 Deferred revenue..............................   2,007    --       2,007       --                2,007       --            2,007
                                               --------  -------  --------  -----------        ---------  -----------  -----------
     Total current liabilities.................  11,866    8,031   19,897        5,176           25,073      (10,000)      15,073

Notes payable..................................   --      44,196   44,196       31,804(17)       76,000      (76,000)(22)     --
                                               --------  -------  --------  -----------        ---------  -----------  -----------
     Total liabilities.........................  11,866   52,227   64,093       36,980          101,073      (86,000)      15,073
                                               --------  -------  --------  -----------        ---------  -----------  -----------
Stockholders' equity:
 Common stock -- $.01 par value; 15,000,000
   shares authorized; 11,767,350 shares
   outstanding as of June 30, 1996.............      92    --          92            5(21)           97           20(22)      117
 Additional paid in capital.................... 116,141    --     116,141       28,710(21)      144,851      103,032(22)  247,883
 Accumulated deficit...........................  (3,989)  (3,447)  (7,436)     (37,714)(21)     (45,150)        --        (45,150)
 Cumulative unrealized depreciation............     (32)   --         (32)      --                  (32)        --            (32)
 Cumulative effect of currency translation
   adjustment..................................     (24)   --         (24)      --                  (24)        --            (24)
                                               --------  -------  --------  -----------        ---------  -----------  -----------
     Total stockholders' equity................ 112,188   (3,447) 108,741       (8,999)          99,742      103,052      202,794
                                               --------  -------  --------  -----------        ---------  -----------  -----------
     Total liabilities and stockholders'
       equity..................................$124,054  $48,780 $172,834    $  27,981         $200,815    $  17,052    $ 217,867
                                               --------  ------- --------   -----------        ---------  -----------  -----------
                                               --------  ------- --------   -----------        ---------  -----------  -----------

                           HCIA INC. AND SUBSIDIARIES

                       PRO FORMA STATEMENT OF OPERATIONS

                               DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                          LBA                            DATIS        CHAMP
                                                                      PREDECESSOR                      PRO FORMA    PRO FORMA
                                   HCIA     DATIS   CHAMP   RESPONSE   BUSINESS      LBA    COMBINED  ADJUSTMENTS  ADJUSTMENTS
                                  -------  -------  ------  --------  -----------  -------  --------  -----------  -----------
Revenue.......................... $48,015  $ 1,864  $7,189   $2,537     $10,164    $ 6,454  $76,223      $--        $  --
Salaries, wages and benefits.....  21,932    1,389   4,555    1,692       4,396      2,083   36,047       --           --
Other operating expenses.........  12,055    1,301   2,270    1,483       5,933        648   23,690       --           --
Depreciation.....................   1,619      222   --          67         256        167    2,331       --           --
Amortization.....................   5,245    --         70       10      --          4,814   10,139        265(1)         523(3)
Write-off of acquired in-process
 research and development
 costs...........................  12,152    --      --       --         --          1,580   13,732       --          (12,152)(4)
                                  -------  -------  ------  --------  -----------  -------  --------     -----     -----------

Operating income (loss)..........  (4,988)  (1,048)    294     (715)       (421)    (2,838)  (9,716)      (265)        11,629

Interest income..................   1,290    --      --          65          11          9    1,375       --           --
Interest expense.................    (187)     (27)  --       --            (16)      (854)  (1,084)      --           --
                                  -------  -------  ------  --------  -----------  -------  --------     -----     -----------

Income (loss) before income taxes
 and minority interest in income
 of consolidated subsidiaries....  (3,885)  (1,075)    294     (650)       (426)    (3,683)  (9,425)      (265)        11,629
Benefit (provision) for income
 taxes...........................   1,554    --      --         225      --          1,313    3,092        430(2)      (4,769)(5)
Minority interest in income of
 consolidated subsidiaries.......     (74)   --      --       --         --          --         (74)      --           --
                                  -------  -------  ------  --------  -----------  -------  --------     -----     -----------
Net income (loss)................ $(2,405) $(1,075)  $ 294   $ (425)    $  (426)   $(2,370) $(6,407)     $ 165      $   6,860
                                  -------  -------   ------ --------  -----------  -------  --------     -----     -----------
                                  -------  -------   ------ --------  -----------  -------  --------     -----     -----------

Net income (loss) per share...... $ (0.31)
                                  -------
                                  -------

Shares used in per share
 calculation.....................   7,733
                                  -------
                                  -------

                                      CHKS        RESPONSE        LBA
                                    PRO FORMA     PRO FORMA    PRO FORMA         PRO     OFFERING    PRO FORMA,
                                   ADJUSTMENTS   ADJUSTMENTS  ADJUSTMENTS       FORMA   ADJUSTMENTS  AS ADJUSTED
                                   -----------   -----------  -----------      -------  -----------  -----------
Revenue..........................     $--            $--        $--            $76,223    $--          $76,223
Salaries, wages and benefits.....      --             --         (4,100)(15)    31,947     --           31,947
Other operating expenses.........      --             --         --             23,690     --           23,690
Depreciation.....................      --             --         --              2,331     --            2,331
Amortization.....................       181(6)          94(10)      330(16)     11,532     --           11,532
Write-off of acquired in-process
 research and development
 costs...........................      --             --         (1,580)(16)     --        --           --
                                      -----          -----    -----------      -------  -----------  -----------
Operating income (loss)..........      (181)           (94)       5,350          6,723     --            6,723
Interest income..................      --             (116)(11)    (262)(17)       997        262(23)    1,259
Interest expense.................      (200)(7)       --         (6,677)(17)    (7,961)     7,525(23)     (436)
                                      -----          -----    -----------      -------  -----------  -----------
Income (loss) before income taxes
 and minority interest in income
 of consolidated subsidiaries....      (381)          (210)      (1,589)          (241)     7,787        7,546
Benefit (provision) for income
 taxes...........................        80(8)          46(13)      296(20)       (825)    (3,115)(24)  (3,940)
Minority interest in income of
 consolidated subsidiaries.......        74(9)        --         --              --        --           --
                                      -----          -----    -----------      -------  -----------  -----------
Net income (loss)................     $(227)       $  (164)     $(1,293)        (1,066)     4,672      $ 3,606
                                      -----          -----    -----------      -------  -----------  -----------
                                      -----          -----    -----------      -------  -----------  -----------
Net income (loss) per share......                                                                      $  0.34
                                                                                                     -----------
                                                                                                     -----------
Shares used in per share
 calculation.....................                                                                       10,572
                                                                                                     -----------
                                                                                                     -----------


           See accompanying notes to pro forma financial statements.

                           HCIA INC. AND SUBSIDIARIES

                       PRO FORMA STATEMENT OF OPERATIONS


                         SIX MONTHS ENDED JUNE 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)



                                 RESPONSE
                                 FOR THE
                                  PERIOD
                                 JAN. 1,
                                  1996-                        RESPONSE        LBA
                                 MAY 15,                       PRO FORMA    PRO FORMA               OFFERING    PRO FORMA,
                         HCIA      1996      LBA    COMBINED  ADJUSTMENTS  ADJUSTMENTS  PRO FORMA  ADJUSTMENTS  AS ADJUSTED
                        -------  --------  -------  --------  -----------  -----------  ---------  -----------  -----------
Revenue................ $30,718   $1,008   $14,422  $46,148     $--          $--         $46,148     $--          $46,148

Salaries, wages and
  benefits.............  13,558      905     4,459   18,922      --           --          18,922      --           18,922
Other operating
  expenses.............   6,816      691     1,681    9,188      --           --           9,188      --            9,188
Depreciation...........   1,090       34       298    1,422      --           --           1,422      --            1,422
Amortization...........   3,716        5     8,195   11,916          47(10)  (5,623)(16)   6,340      --            6,340
Write-off of acquired
  in-process research
  and development
  costs................   4,372    --        --       4,372      (4,372)      --           --         --               --
                        -------  --------  -------  --------  -----------  -----------  ---------  -----------  -----------

Operating income
  (loss)...............   1,166     (627)     (211)     328       4,325       5,623       10,276      --           10,276

Interest income........     566       14        34      614        (142)(11)   (350)(17)     122          350(23)     472
Interest expense.......    (142)     (10)   (1,465)  (1,617)     --          (2,298)(17)  (3,915)       3,763(23)    (152)
                        -------  --------  -------  --------  -----------  -----------  ---------  -----------  -----------

Income (loss) before
  income taxes and
  minority interest in
  income of
  consolidated
  subsidiaries.........   1,590     (623)   (1,642)    (675)      4,183       2,975        6,483        4,113      10,596
Benefit (provision) for
  income taxes.........    (626)     218       565      157      (1,480)(13) (1,325)(20)  (2,648)      (1,645)(24) (4,294)
Minority interest in
  income of
  consolidated
  subsidiaries.........   --       --        --       --         --           --           --         --           --
                        -------  --------  -------  --------  -----------  -----------  ---------  -----------  -----------
Net income (loss)...... $   964   $ (405)  $(1,077) $  (518)    $ 2,703     $ 1,650      $ 3,835      $ 2,468     $ 6,302
                        -------  --------  -------  --------  -----------  -----------  ---------  -----------  -----------
                        -------  --------  -------  --------  -----------  -----------  ---------  -----------  -----------
Net income per share... $  0.10                                                                                   $  0.52
                        -------                                                                                 -----------
                        -------                                                                                 -----------
Shares used in per
  share calculation....   9,549                                                                                    12,042
                        -------                                                                                 -----------
                        -------                                                                                 -----------


           See accompanying notes to pro forma financial statements.

                           HCIA INC. AND SUBSIDIARIES

                    NOTES TO PRO FORMA FINANCIAL STATEMENTS

                      DECEMBER 31, 1995 AND MARCH 31, 1996
                                  (UNAUDITED)

(1)  PRO FORMA ADJUSTMENTS

     In preparing the accompanying pro forma financial statements, the following adjustments have been made:

  DATIS ACQUISITION

          (1) Reflects the additional amortization of intangible assets recorded as a result of the allocation of the purchase price. These intangible assets and their lives are as follows:

Software.................................................   $    233,000     5 years
Databases................................................   $     17,000     5 years
Goodwill.................................................   $ 16,485,000    20 years

          (2) Reflects the benefit of the Datis tax losses which are offset by the taxable income of the Company.

  CHAMP ACQUISITION

          (3) Reflects the additional amortization of intangible assets recorded as a result of the allocation of the purchase price. These intangible assets and their lives are as follows:

Software.................................................   $    859,000     5 years
Trade Name...............................................   $  1,266,000    12 years
Assembled Work Force.....................................   $  1,102,000    12 years
Customer Base............................................   $    595,000    12 years
Goodwill.................................................   $  1,526,000    12 years

          (4) Reflects the reversal of the non-recurring write-off of acquired in-process research and development costs.

          (5) Reflects the tax provision related to CHAMP operations and the tax effects of pro forma adjustments described in notes 3 and 4 above.

  CHKS ACQUISITION

          (6) Reflects the additional amortization of goodwill recorded as a result of the allocation of the purchase price over a period of 15 years.

          (7) Reflects the interest expense related to the notes payable issued in connection with the purchase.

          (8) Reflects the tax benefit of the pro forma adjustment described in note 7 above.

          (9) Reflects the reversal of the minority interest.

  RESPONSE ACQUISITION

          (10) Reflects the impact of the allocation of the purchase price to intangible assets and the additional amortization expense recorded as a result of the allocation. These assets and their lives are as follows:

    Software                                        $182,000       5 years
    Assembled Work Force                            $133,000      12 years
    Customer Base                                   $393,000      12 years
    Goodwill                                        $205,039      15 years

          (11) Reflects the reduction of short-term investments and the related interest income which would have occurred had the Response acquisition been funded out of the Company's existing short-term investments.

          (12) Reflects the reduction of certain assets to their estimated realizable value and the recording of certain liabilities related to the acquisition and the repayment of certain debt in accordance with the acquisition agreement.

          (13) Reflects the tax benefits of the pro forma adjustments described in note 11 above.

          (14) Reflects the elimination of historical stockholder equity.

  LBA ACQUISITION


          (15) To record the salaries, wages and benefits payable to certain executives of LBA as if the compensation arrangements in effect with these employees subsequent to the acquisition were in place at the beginning of the period presented.

          (16) Reflects the reversal of intangible assets and amortization expense recorded on the prior basis of accounting, the write-off of acquired in process research and development costs and the recording of intangible assets and additional amortization of intangible assets as a result of the allocation of the purchase price. These assets and their lives are as follows:


    Software and technology                        $13,435,000      6 years
    Assembled Work Force                           $ 4,080,000      10 years
    Customer Base                                  $ 5,178,000      10 years
    Goodwill                                       $37,170,000      20 years

          (17) Reflects the reduction of short-term investments, additional debt and additional interest expense which would have resulted had the acquisition occurred at the beginning of the period.

          (18) Reflects the debt acquisition costs incurred in connection with the debt.

          (19) Reflects the value of acquired tax net operating loss carryforwards.

          (20) Reflects the tax benefits of the pro forma adjustments described in notes 15, 16 and 17 above.

          (21) Reflects the elimination of historical stockholder equity, including a one-time charge related to acquired in-process research and development costs of approximately $41.2 million and the issuance of stock in connection with LBA acquisition.

  OFFERING ADJUSTMENTS


          (22) Reflects the receipt and application of the net proceeds of the offering to the Company at an assumed offering price of $54 1/8 per share.

          (23) Reflects the reversal of interest expense and additional interest income which would have occurred had the offering occurred at the beginning of the periods presented.

          (24) Reflects the tax benefits of the pro forma adjustments described in note 23 above.


(2)  NET INCOME PER SHARE

     The number of shares used to calculate net income per share is determined based on the weighted average number of shares outstanding using the treasury stock method for outstanding stock options. In the columns of the statement reflecting net income for the period, the weighted average number of shares includes the impact of using the treasury stock method for outstanding stock options as such stock options are dilutive to earnings per share. In the columns reflecting a loss for the period, the impact of the outstanding stock options is not included in the calculation of weighted average shares outstanding as such options are antidilutive.

           (c) Exhibits.

Exhibit No.


         2 Agreement and Plan of Reorganization by and between the Company and HealthVISION, Inc. dated as July 19, 1996, previously filed.

         99       Press Releases, previously filed.

                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     HCIA Inc.




Date:  October 23, 1996                     By: /s/  Barry C. Offutt
                                                     Barry C. Offutt,
                                                     Senior Vice President and
                                                     Chief Financial Officer